Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 29, 2021. GS Finance Corp. $ Basket-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be October 2, 2023) is based on the performance of a weighted basket comprised of the iShares® ESG Aware MSCI USA ETF (50% weighting), the iShares® Global Clean Energy ETF (25% weighting) and the Invesco Solar ETF (25% weighting) as measured from the trade date (expected to be September 29, 2021) to and including the determination date (expected to be September 27, 2023).

The return on your notes is linked to the performances of the iShares® Global Clean Energy ETF, the Invesco Solar ETF and the iShares® ESG Aware MSCI USA ETF (each, a basket ETF), and not to that of the S&P Global Clean Energy Index, the MAC Global Solar Energy Index or the MSCI USA Extended ESG Focus Index (each, an index) on which the respective basket ETFs are based. The iShares® Global Clean Energy ETF and the iShares® ESG Aware MSCI USA ETF each follow a strategy of “representative sampling”. The Invesco Solar ETF employs a “full replication” methodology in seeking to track its index, meaning that it generally will invest in all of the securities comprising its index in proportion to their weightings in its index. However, under various circumstances, the Invesco Solar ETF follows a strategy of “representative sampling”. In each case, this means the basket ETF’s holdings may not be the same as those of its index. The performance of any basket ETF may significantly diverge from that of its index.

The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket ETF, of: (i) its final underlier level divided by its initial underlier level multiplied by (ii) its initial weighted value. The initial level of each basket ETF was set on September 27, 2021 and is equal to $101.65 with respect to the iShares® ESG Aware MSCI USA ETF, $22.43 with respect to the iShares® Global Clean Energy ETF and $82.06 with respect to the Invesco Solar ETF, which in each case may be higher or lower than the closing level of such basket ETF on the trade date. If the final basket level on the determination date is greater than the initial basket level, the return on your notes will be positive and will equal the basket return, subject to the maximum settlement amount of $1,265. If the final basket level declines by up to 20% from the initial basket level, you will receive the face amount of your notes.

If the final basket level declines by more than 20% from the initial basket level, the return on your notes will be negative and equal the basket return. See page PS-6. You could lose your entire investment in the notes.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

●

if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return, subject to the maximum settlement amount;

●	if the basket return is zero or negative but not below -20% (the final basket level is equal to or less than the initial basket level but not by more than 20%), $1,000; or
●

if the basket return is negative and is below -20% (the final basket level is less than the initial basket level by more than 20%), the sum of (i) $1,000 plus (ii) the product of (a) the basket return times (b) $1,000. You will receive less than 80% of the face amount of your notes.

Declines in one basket ETF may offset increases in the other basket ETFs. Due to the unequal weighting of each basket ETF, the performance of the basket ETF with greater weight will have a significantly larger impact on the return on your notes than the performances of the basket ETFs with lesser weights.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $925 and $965 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	expected to be September 30, 2021	Original issue price:	100% of the face amount
Underwriting discount:	% of the face amount*	Net proceeds to the issuer:	% of the face amount

* See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-66 for additional information regarding the fees comprising the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No.           dated         , 2021.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale.  Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $965 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $       per $1,000 face amount).

Prior to              , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through               ). On and after              , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40057JHW9 / US40057JHW99

Company (Issuer):  GS Finance Corp.

Guarantor:  The Goldman Sachs Group, Inc.

Basket underliers (each individually, a basket underlier): the iShares® ESG Aware MSCI USA ETF (current Bloomberg symbol: “ESGU UP Equity”), the iShares® Global Clean Energy ETF (current Bloomberg symbol: “ICLN UP Equity”) and the Invesco Solar ETF (current Bloomberg symbol: “TAN UP Equity”), or, in each case, any successor basket underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying index for the iShares® ESG Aware MSCI USA ETF: the MSCI USA Extended ESG Focus Index

Underlying index for the iShares® Global Clean Energy ETF: the S&P Global Clean Energy Index

Underlying index for the Invesco Solar ETF: the MAC Global Solar Energy Index

Face amount: $             in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date.

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount:  On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

●	if the final basket level is greater than or equal to the cap level, the maximum settlement amount;
●

if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return;

●	if the final basket level is equal to or less than the initial basket level but greater than or equal to the trigger buffer level, $1,000; or
●	if the final basket level is less than the trigger buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return

Initial basket level: 100

Final basket level: the sum of the following: (i) the final iShares® ESG Aware MSCI USA ETF level divided by the initial iShares® ESG Aware MSCI USA ETF level, multiplied by the initial weighted value of the iShares® ESG Aware MSCI USA ETF plus (ii)  the final iShares® Global Clean Energy ETF level divided by the initial iShares® Global Clean Energy ETF level, multiplied by the initial weighted value of the iShares® Global Clean Energy ETF plus (iii) the final Invesco Solar ETF level divided by the initial Invesco Solar ETF level, multiplied by the initial weighted value of Invesco Solar ETF

Cap level: 126.5% of the initial basket level

Maximum settlement amount: $1,265

Upside participation rate: 100%

Basket return: the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Trigger buffer level: 80% of the initial basket level

Initial weighted value: for each basket underlier, its initial weight in the basket set forth below multiplied by the initial basket level, all as set forth below:

Basket Underlier	Initial Weight in the Basket	Initial Weighted Value

iShares® ESG Aware MSCI USA ETF	50%	50
iShares® Global Clean Energy ETF	25%	25
Invesco Solar ETF	25%	25

Initial iShares® ESG Aware MSCI USA ETF level: $101.65 (the closing level of the iShares® ESG Aware MSCI USA ETF on September 27, 2021, which may be higher or lower than the closing level of the iShares® ESG Aware MSCI USA ETF on the trade date)

Initial iShares® Global Clean Energy ETF level: $22.43 (the closing level of the iShares® Global Clean Energy ETF on September 27, 2021, which may be higher or lower than the closing level of the iShares® Global Clean Energy ETF on the trade date)

Initial Invesco Solar ETF level: $82.06 (the closing level of the Invesco Solar ETF on September 27, 2021, which may be higher or lower than the closing level of the Invesco Solar ETF on the trade date)

Final iShares® ESG Aware MSCI USA ETF level: the closing level of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of a basket underlier” below

Final iShares® Global Clean Energy ETF level: the closing level of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of a basket underlier” below

Final Invesco Solar ETF level: the closing level of such basket underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of a basket underlier” below

Trade date: expected to be September 29, 2021

Original issue date (set on the trade date): expected to be September 30, 2021

Determination date (set on the trade date): expected to be September 27, 2023, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date.

Stated maturity date (set on the trade date): expected to be October 2, 2023, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing level: with respect to a basket underlier on any trading day, the closing sale price or last reported sale price, regular way, for such basket underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which such basket underlier is listed for trading on that day, or
•	if such basket underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket underlier.

If the basket underlier is not listed or traded as described above, then the closing level for such basket underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such basket underlier obtained from as many dealers in such basket underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of each basket underlier is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day:  with respect to each basket underlier, a day on which (a) the exchange on which the basket underlier has its primary listing is open for trading and (b) the price of one share of the basket underlier is quoted by the exchange on which the basket underlier has its primary listing.

Successor basket underlier: with respect to a basket underlier, any substitute basket underlier approved by the calculation agent as a successor basket underlier as provided under “— Discontinuance or modification of a basket underlier” below

Underying Index sponsor: with respect to an underlying index, at any time, the person or entity, including any successor sponsor, that determines and publishes such underlying index as then in effect. The notes are not sponsored, endorsed, sold or promoted by any underlying index sponsor or any affiliate thereof and no underlying index sponsor or affiliate thereof makes any representation regarding the advisability of investing in the notes.

Basket underlier investment advisor: with respect to a basket underlier, at any time, the person or entity, including any successor investment advisor, that serves as an investment advisor to such basket underlier as then in effect

Basket underlier stocks: with respect to a basket underlier, at any time, the stocks that comprise such basket underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to a basket underlier on any given trading day, any of the following will be a market disruption event:

•

a suspension, absence or material limitation of trading in such basket underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•

a suspension, absence or material limitation of trading in option or futures contracts relating to such basket underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	such basket underlier does not trade on what was the primary market for such basket underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in option or futures contracts relating to such basket underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such basket underlier are traded, or on which option or futures contracts, if available, relating to such basket underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of such basket underlier or in option or futures contracts, if available, relating to such basket underlier in the primary market for the basket underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market,
•	an imbalance of orders relating to the shares of such basket underlier or those contracts, or
•	a disparity in bid and ask quotes relating to the shares of such basket underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such basket underlier or those contracts in that market.

A market disruption event with respect to one basket underlier will not, by itself, constitute a market disruption event for any unaffected basket underlier.

Consequences of a market disruption event or a non-trading day: If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above. If the determination date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the final basket level for the postponed determination date will be calculated based on (i) the closing level of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, (ii) the closing level of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date on which no market disruption event exists for that basket underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier on the last possible postponed determination date with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date. As a result, this could result in the closing level of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level for one or more basket underliers is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of a basket underlier: If, with respect to a basket underlier, such basket underlier is delisted from the exchange on which the basket underlier has its primary listing and the basket underlier investment advisor or anyone else publishes a substitute basket underlier that the calculation agent determines is comparable to the basket underlier and approves as a successor basket underlier, or if the calculation agent designates a substitute basket underlier, then the calculation agent will determine the amount payable on the stated maturity date, as applicable, by reference to such successor basket underlier.

If the calculation agent determines that the basket underlier is delisted or withdrawn from the exchange on which the basket underlier has its primary listing and there is no successor basket underlier, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the basket underlier.

If the calculation agent determines that the basket underlier, the basket underlier stocks comprising such basket underlier or the method of calculating such basket underlier is changed at any time in any respect — including any split or reverse split of the basket underlier, a material change in the investment objective of the basket underlier and any addition, deletion or substitution and any reweighting or rebalancing of the basket underlier stocks and whether the change is made by the basket underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor basket underlier, is due to events affecting one or more of the basket underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the basket underlier or the method of its calculation as it believes are appropriate to ensure that the level of the basket underlier used to determine the amount payable on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to a basket underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments:  the calculation agent will have discretion to adjust the closing level of a basket underlier if certain events occur (including those described above under “— Discontinuance or modification of a basket underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such basket underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket underliers.

Overdue principal rate: the effective Federal Funds rate

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing levels or hypothetical closing levels of the basket underliers, as applicable, on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing levels of the basket underliers that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, and no one can predict what the final basket level will be on the determination date. The basket underliers have been highly volatile in the past — meaning that the levels of the basket underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the basket underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-13 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	100%
Cap level	126.5% of the initial basket level
Maximum settlement amount	$1,265
Initial basket level	100
Trigger buffer level	80% of the initial basket level
Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date

No change in or affecting any of the basket underlier stocks, the policies of the applicable basket underlier investment advisor or the method by which the applicable underlying index sponsor calculates its underlying index

Notes purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical levels of each basket underlier shown elsewhere in this pricing supplement. For information about the historical levels of each basket underlier during recent periods, see “The Basket and the Basket Underliers — Historical Closing Levels of the Basket Underliers” below. Before investing in the offered notes, you should consult publicly available information to determine the levels of the basket underliers between the date of this pricing supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket underliers.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount
(as Percentage of Face Amount)
175.000%	126.500%
150.000%	126.500%
126.500%	126.500%
110.000%	110.000%
105.000%	105.000%
100.000%	100.000%
95.000%	100.000%
90.000%	100.000%
80.000%	100.000%
79.999%	79.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final basket level were determined to be 175.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be capped at the maximum settlement amount, or 126.500% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final basket level over 126.500% of the initial basket level.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 80.000% (the section left of the 80.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical final basket level of greater than or equal to 126.500% (the section right of the 126.500% marker on the horizontal axis) would result in a capped return on your investment.

The following examples illustrate the hypothetical cash settlement amount at maturity for each note based on hypothetical final levels of the basket underliers, calculated based on the key terms and assumptions above. The percentages in Column A represent hypothetical final levels for each basket underlier, in each case expressed as a percentage of its initial level. The amounts in Column B represent the applicable initial weighted value for each basket underlier, and the amounts in Column C represent the products of the percentages in Column A times the corresponding amounts in Column B. The final basket level for each example is shown beneath each example, and will equal the sum of the products shown in Column C. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below have been rounded for ease of analysis.

Example 1: The final basket level is greater than the cap level. The cash settlement amount equals the maximum settlement amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
iShares® ESG Aware MSCI USA ETF	150.00%	50.00	75.00
iShares® Global Clean Energy ETF	150.00%	25.00	37.50
Invesco Solar ETF	150.00%	25.00	37.50

		Final Basket Level:	150.00
		Basket Return:	50.00%

In this example, all of the hypothetical final levels for the basket underliers are greater than the applicable initial levels, which results in the hypothetical final basket level being greater than the initial basket level of 100.  Since the hypothetical final basket level was determined to be 150.00, the hypothetical cash settlement amount that we would deliver on your notes at maturity would be capped at the maximum settlement amount of $1,265 for each $1,000 face amount of your notes (i.e., 126.5% of each $1,000 face amount of your notes).

Example 2: The final basket level is greater than the initial basket level but less than the cap level.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
iShares® ESG Aware MSCI USA ETF	105.00%	50.00	52.50
iShares® Global Clean Energy ETF	105.00%	25.00	26.25
Invesco Solar ETF	105.00%	25.00	26.25

		Final Basket Level:	105.00
		Basket Return:	5.00%

In this example, all of the hypothetical final levels for the basket underliers are greater than the applicable initial levels, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level was determined to be 105.00, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 100% × 5.00%) = $1,050

Example 3: The final basket level is less than the initial basket level, but greater than the trigger buffer level. The cash settlement amount equals the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
iShares® ESG Aware MSCI USA ETF	95.00%	50.00	47.50
iShares® Global Clean Energy ETF	95.00%	25.00	23.75
Invesco Solar ETF	95.00%	25.00	23.75

		Final Basket Level:	95.00
		Basket Return:	-5.00%

In this example, all of the hypothetical final levels for the basket underliers are less than the applicable initial levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 95.00 is greater than the trigger buffer level of 80% of the initial basket level but less than the initial basket level of 100, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal the face amount of the note, or $1,000.

Example 4: The final basket level is less than the trigger buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
iShares® ESG Aware MSCI USA ETF	30.00%	50.00	15.00
iShares® Global Clean Energy ETF	105.00%	25.00	26.25
Invesco Solar ETF	105.00%	25.00	26.25

		Final Basket Level:	67.50
		Basket Return:	-32.50%

In this example, the hypothetical final level of the iShares® ESG Aware MSCI USA ETF is less than its initial level, while the hypothetical final levels of the iShares® Global Clean Energy ETF and the iShares® EAFE ETF are greater than their applicable initial levels.

Because the basket is unequally weighted, increases in the lower weighted basket underliers will be offset by a decrease in the more heavily weighted basket underlier. In this example, the large decline in the iShares® ESG Aware MSCI USA ETF results in the hypothetical final basket level being less than the trigger buffer level of 80% of the initial basket level even though the iShares® Global Clean Energy ETF and the Invesco Solar ETF increased.

Since the hypothetical final basket level of 67.50 is less than the trigger buffer level of 80% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -32.50%) = $675

Example 5: The final basket level is less than the trigger buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C

Basket Underlier	Hypothetical Final Level (as Percentage of Initial Level)	Initial Weighted Value	Column A x Column B
iShares® ESG Aware MSCI USA ETF	50.00%	50.00	25.00
iShares® Global Clean Energy ETF	50.00%	25.00	12.50
Invesco Solar ETF	50.00%	25.00	12.50

		Final Basket Level:	50.00
		Basket Return:	-50.00%

In this example, the hypothetical final levels for all of the basket underliers are less than the applicable initial levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 50.00 is less than the trigger buffer level of 80% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × -50%) = $500

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-19.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the level of each basket underlier and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual basket return determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the hypothetical cash settlement amounts shown in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 2,913. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket underlier stocks, i.e., with respect to a basket underlier to which your notes are linked, the stocks comprising such basket underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors.  The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes.  These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others.  See “ — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 2,913.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of the basket underliers, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the notes. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Level of Each Basket Underlier at Any Time Other Than the Determination Date

The final basket level will be based on the closing levels of the basket underliers on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing levels of the basket underliers dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing levels of the basket underliers prior to such drop in the levels of the basket underliers. Although the actual levels of the basket underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing levels of the basket underliers on the determination date, you will not benefit from the closing levels of the basket underliers at any time other than on the determination date.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash payment on your notes, if any, on the stated maturity date will be based on the performance of a weighted basket, comprised of the basket underliers, as measured from the initial basket level of 100 to the final basket level on the determination date. If the final basket level for your notes is less than the trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of the basket return times $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Basket Level

If the final basket level is less than the trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final basket level to the trigger buffer level will not result in a loss of principal on the notes, a decrease in the final basket level to less than the trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the level of the basket.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility – i.e., the frequency and magnitude of changes – in the levels of the basket underliers;
•	the levels of the basket underliers to which your notes are linked and the initial underlier levels;
•	the dividend rates of the stocks underlying the basket underliers;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the stocks underlying the basket underliers, and which may affect the closing levels of the basket underliers;

•	interest rates and yield rates in the market;

•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket underliers based on their historical performance. The actual performance of the basket underliers over the life of the notes, as well as the amount payable on the stated maturity date, may bear little or no relation to the historical levels of the basket underliers or to the hypothetical return examples shown elsewhere in this disclosure statement supplement.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Notes to Increase Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your notes will be limited because of the maximum settlement amount. The maximum settlement amount will limit the cash settlement amount you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the cap level over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the basket or any of the basket underliers.

The Lower Performance of One Basket Underlier May Offset an Increase in the Other Basket Underliers

Declines in the level of one basket underlier may offset increases in the levels of the other basket underliers. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket underliers are not equally weighted, increases in the lower weighted basket underliers may be offset by even small decreases in the more heavily weighted basket underlier.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Basket Underliers or the Basket Underlier Stocks

The return on your notes will not reflect the return you would realize if you actually owned the basket underliers and received the distributions paid on the shares of the basket underliers. You will not receive any dividends that may be paid on any of the basket underlier stocks by the basket underlier stock issuers or the shares of the basket underliers. See “-You Have No Shareholder Rights or Rights to Receive Any Shares of a Basket Underlier or Any Basket Underlier Stocks” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of a Basked Underlier or Any Basket Underlier Stocks

Investing in your notes will not make you a holder of any shares of any basked underlier or any basket underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to a basked underlier or any basket underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against any basked underlier or any basket underlier stocks or any other rights of a holder of any shares of a basked underlier or any basket underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any basked underlier or any basket underlier stocks.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the maximum settlement amount on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium, the maximum settlement amount will only permit a lower positive return on your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

Additional Risks Related to the Basket Underliers

Except to the Extent GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, the Basket Underliers, There Is No Affiliation Between the Basket Underlier Investment Advisors and Us

GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the basket underliers, and, at any time, may hold shares of the basket underliers. Goldman Sachs is not otherwise affiliated with the basket underlier investment advisors or the issuers of the basket underlier stocks. Our affiliates may currently or from time to time in the future engage in business with issuers of the basket underlier stocks. Nevertheless, neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket underliers, the underlying index or the issuers of the basket underlier stocks. You, as an investor in the notes, should make your own investigation into the basket underliers, the underlying index and the issuers of the underlier stocks.

Neither the underlier investment advisors nor any issuer of the basket underlier stocks are involved in the offering of the notes in any way and none of them have any obligation of any sort with respect to the notes. Neither the basket underlier investment advisors nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of the notes.

Additional Risks Related to the iShares® Global Clean Energy ETF and the Invesco Solar ETF

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets

The value of your notes is linked, in part, to the iShares® Global Clean Energy ETF and, in part, to the Invesco Solar ETF, which in each case holds stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® Global Clean Energy ETF or the Invesco Solar ETF is not traded, the value of the securities underlying such basket underliers may change on days when shareholders will not be able to purchase or sell shares of such basket underliers. This could result in premiums or discounts to a basket underlier’s net asset value that may be greater than those experienced by a basket underlier that does not hold foreign assets.

The iShares® Global Clean Energy ETF and the Invesco Solar ETF may hold stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for a basket underlier investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the basket underliers.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The iShares® Global Clean Energy ETF and the Invesco Solar ETF may hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the basket underliers that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of a basket underlier may not increase even if the non-dollar value of the asset held by such basket underlier increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and levels of the basket underliers could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your notes.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Underlier with Basket Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket underlier with basket underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the basket underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket underlier stocks that are currently included in a basket underlier or that in the future are included in a basket underlier, such basket underlier stocks may be removed from a basket underlier. If government regulatory action results in the removal of basket underlier stocks that have (or historically have had) significant weight in a basket underlier, such removal could have a material and negative effect on the level of such basket underlier and, therefore, your investment in the notes. Similarly, if basket underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such basket underlier stocks from a basket underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Additional Risks Related to the iShares® Global Clean Energy ETF

The Policies of the iShares® Global Clean Energy ETF’s Investment Advisor, BlackRock Fund Advisors, and the Sponsor of Its Underlying Index, S&P Dow Jones Indices LLC, Could Affect the Amount Payable on Your Notes and Their Market Value

The basket underlier’s investment advisor, BlackRock Fund Advisors (“BFA” or the “basket underlier investment advisor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the basket underlier investment advisor concerning the calculation of the net asset value of the iShares® Global Clean Energy ETF, additions, deletions or substitutions of securities in the iShares® Global Clean Energy ETF and the manner in which changes affecting its underlying index are reflected in the iShares® Global Clean Energy ETF that could affect the market price of the shares of the iShares® Global Clean Energy ETF, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the basket underlier investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the iShares® Global Clean Energy ETF, or if the basket underlier investment advisor discontinues or suspends calculation or publication of the net asset value of the iShares® Global Clean Energy ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing level of the iShares® Global Clean Energy ETF on the determination date — and thus the amount payable on the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the iShares® Global Clean Energy ETF on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” on page PS-6 of this pricing supplement.

In addition, S&P Dow Jones Indices LLC (the “underlying index sponsor”) owns its underlying index and is responsible for the design and maintenance of its underlying index. The policies of the underlying index sponsor concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the iShares® Global Clean Energy ETF and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the iShares® Global Clean Energy ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Global Clean Energy ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the iShares® Global Clean Energy ETF’s shares are listed for trading on the Nasdaq Stock Market (“Nasdaq”) and a number of similar products have been traded on Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Global Clean Energy ETF or that there will be liquidity in the trading market.

In addition, the iShares® Global Clean Energy ETF is subject to management risk, which is the risk that the basket underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the basket underlier investment advisor may select up to 10% of the iShares® Global Clean Energy ETF’s assets to be invested in shares of equity securities that are not included in its underlying index. In addition, the iShares® Global Clean Energy ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of an iShares® Global Clean Energy ETF’s total assets, which could subject the iShares® Global Clean Energy ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all. The iShares® Global Clean Energy ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The basket underlier investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket underlier investment advisor does not attempt to take defensive positions in declining markets.

In addition, the iShares® Global Clean Energy ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the iShares® Global Clean Energy ETF is subject to listing standards adopted by Nasdaq. There can be no assurance that the iShares® Global Clean Energy ETF will continue to meet the applicable listing requirements, or that the iShares® Global Clean Energy ETF will not be delisted.

The iShares® Global Clean Energy ETF and Its Underlying Index are Different and the Performance of the iShares® Global Clean Energy ETF May Not Correlate With the Performance of Its Underlying Index

The iShares® Global Clean Energy ETF uses a representative sampling strategy (more fully described under “The Basket and the Basket Underliers — iShares® Global Clean Energy ETF”) to attempt to track the performance of its underlying index. The iShares® Global Clean Energy ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the iShares® Global Clean Energy ETF is generally linked to the performance of its underlying index, the performance of the iShares® Global Clean Energy ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the basket underlier investment advisor.

Imperfect correlation between the iShares® Global Clean Energy ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the iShares® Global Clean Energy ETF’s performance from that of its underlying index.

In addition, the performance of the iShares® Global Clean Energy ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the iShares® Global Clean Energy ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the iShares® Global Clean Energy ETF and its underlying index. Finally, because the shares of the iShares® Global Clean Energy ETF are traded on Nasdaq and are subject to market supply and investor demand, the market value of one share of the iShares® Global Clean Energy ETF may differ from the net asset value per share of the iShares® Global Clean Energy ETF.

For all of the foregoing reasons, the performance of the iShares® Global Clean Energy ETF may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in the iShares® Global Clean Energy ETF or in its underlying index or in the basket underlier stocks or in its underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

The iShares® Global Clean Energy ETF is Concentrated in the Utilities Sector and Does Not Provide Diversified Exposure

The iShares® Global Clean Energy ETF is not diversified. The iShares® Global Clean Energy ETF’s assets are concentrated in the utilities sector, which means that the iShares® Global Clean Energy ETF is more likely to be more adversely affected by any negative performance of the utilities sector than a basket underlier that has more diversified holdings across a number of sectors. The utilities sector is subject to significant government regulation and oversight. Deregulation, however, may subject utility companies to greater competition and may reduce their profitability. Companies in the utilities sector may be adversely affected due to increases in fuel and operating costs, rising costs of financing capital construction and the cost of complying with regulations, among other factors.

There Is No Guarantee that the Underlying Index Will Reflect the Intended Theme and Sub-theme Exposures

The iShares® Global Clean Energy ETF relies on the underlying index sponsor for the identification of securities for inclusion in the underlying index that reflect themes and sub-themes and its performance may suffer if such securities are not correctly identified or if a theme or sub-theme develops in an unexpected manner. Performance may also suffer if the stocks included in the underlying index do not benefit from the development of such themes or sub-themes. Performance may also be impacted by the inclusion of non-theme-relevant exposures in the underlying index.

The Underlying Index Underwent Significant Methodology Changes in April 2021; There Is Limited Historical Information of the Basket Underlier Tracking Its Underlying Index After the Methodology Changes Became Effective

Effective April 19, 2021, the underlying index underwent significant methodology changes, including the expansion of the tracking index’s target constituent count. As a result, any historical information about the performance of the iShares® Global Clean Energy ETF for any period before April 19, 2021 will be during a period in which iShares® Global Clean Energy ETF tracked the index prior to the methodology changes, and therefore should not be considered information relevant to how iShares® Global Clean Energy ETF will perform on or after April 19, 2021. In addition, the underlying index sponsor is considering further changing the methodology of the underlying index in the future. See “The Basket and the Basket Underliers — iShares® Global Clean Energy ETF — S&P Global Clean Energy Index” below for more information about the underlying index.

Additional Risks Related to the Invesco Solar ETF

The Invesco Solar ETF Is Exposed to Solar Industry Risk

The Invesco Solar ETF seeks to track the investment results, before fees and expenses, of the net total return version of the MAC Global Solar Energy Index, which is designed to track the global solar energy equity sector. The value of stocks that comprise the energy sector and the prices of energy may decline. The alternative energy industry can be significantly affected by obsolescence of existing technology, short product lifecycles, falling prices and profits, competition from new market entrants and general economic conditions. This industry can also be significantly affected by fluctuations in energy prices and supply and demand of alternative energy fuels, energy conservation, the success of exploration projects, tax incentives, subsidies and other government regulations and policies. Companies in this industry may be adversely affected by commodity price volatility, changes in exchange rates, imposition of import controls, availability of certain inputs and materials required for production, depletion of resources, technological developments and labor relations. Solar energy companies are particularly affected by government subsidies and regulation. If government subsidies and economic incentives for solar power are reduced or eliminated, the demand for solar energy may decline and cause corresponding declines in the revenues and profits of solar energy companies. Existing regulations and policies, and changes to such regulations and policies, may present technical, regulatory and economic barriers to the purchase and use of solar power products, thus reducing demand for such products. If solar power technology is not suitable for widespread adoption, or sufficient demand for solar power products does not develop or takes long periods of time to develop, the revenues of solar power companies may decline. In the recent past, the price of oil has declined significantly and experienced significant volatility, which may materially impact companies operating in the solar energy sector. Shares of companies involved in the solar energy sector have historically been more volatile than shares of companies operating in more established industries. Certain valuation methods currently used to value companies involved in the solar energy sector have not been in widespread use for a significant period of time. As a result, the use of these valuation methods may serve to further increase the volatility of certain solar energy company share prices.

The Invesco Solar ETF is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure

The Invesco Solar ETF is not diversified. The Invesco Solar ETF’s assets are concentrated in the information technology sector, which means the Invesco Solar ETF is more likely to be more adversely affected by any negative performance of the information technology sector than a basket underlier that has more diversified holdings across a number of sectors. Companies in the information technology sector may be adversely affected by the failure to obtain, or delays in obtaining, financing or regulatory approval, intense competition, both domestically and internationally, product compatibility, consumer preferences, corporate capital expenditure, rapid obsolescence and competition for the services of qualified personnel. Companies in the information technology sector also face competition or potential competition with numerous alternative technologies. In addition, the highly competitive information technology sector may cause the prices for these products and services to decline in the future.

Information technology companies may have limited product lines, markets, financial resources or personnel. Companies in the information technology sector are heavily dependent on patent and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies. The information technology sector is subject to rapid and significant changes in technology that are evidenced by the increasing pace of technological upgrades, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements, developments in emerging wireless transmission technologies and changes in customer requirements and preferences. The success of sector participants depends substantially on the timely and successful introduction of new products.

The Policies of the Invesco Solar ETF’s Investment Advisor, Invesco Capital Management LLC, and the Sponsor of Its Underlying Index, MAC Indexing, LLC, Could Affect the Amount Payable on Your Notes and Their Market Value

The Invesco Solar ETF’s investment advisor, Invesco Capital Management LLC (the “basket underlier investment advisor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the basket underlier investment advisor concerning the calculation of the net asset value of the Invesco Solar ETF, additions, deletions or substitutions of securities in the Invesco Solar ETF and the manner in which changes affecting its underlying index are reflected in the Invesco Solar ETF that could affect the market price of the shares of the Invesco Solar ETF, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the basket underlier investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the Invesco Solar ETF, or if the basket underlier investment advisor discontinues or suspends calculation or publication of the net asset value of the Invesco Solar ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing level of the Invesco Solar ETF on the determination date — and thus the amount payable on the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the Invesco Solar ETF on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” on page PS-6 of this pricing supplement.

In addition, MAC Indexing, LLC (“MAC”) owns the underlying index and S&P DJI Netherlands B.V. (a subsidiary of S&P Dow Jones Indices LLC) (“S&P” and together with MAC, the “underlying index sponsor”) is responsible for administering the underlying index, including updating the underlying index methodology. The policies of the underlying index sponsor concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the Invesco Solar ETF and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Invesco Solar ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the Invesco Solar ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the Invesco Solar ETF’s shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Invesco Solar ETF or that there will be liquidity in the trading market.

In addition, the Invesco Solar ETF is subject to management risk, which is the risk that the basket underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the basket underlier investment advisor may select up to 10% of the Invesco Solar ETF’s assets to be invested in securities (including other funds) not included in its underlying index and in money market instruments.  The Invesco Solar ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The basket underlier investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, the Invesco Solar ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of an Invesco Solar ETF's total assets, which could subject the Invesco Solar ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the Invesco Solar ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the Invesco Solar ETF is subject to listing standards adopted by NYSE Arca. There can be no assurance that the Invesco Solar ETF will continue to meet the applicable listing requirements, or that the Invesco Solar ETF will not be delisted.

The Invesco Solar ETF and Its Underlying Index are Different and the Performance of the Invesco Solar ETF May Not Correlate with the Performance of Its Underlying Index

Although the Invesco Solar ETF generally will invest at least 90% of its total assets in the securities that comprise its underlying index, the Invesco Solar ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. For example, it is possible that the Invesco Solar ETF may not always fully replicate the performance of its underlying index due to unavailability of certain index constituents in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). Further, although the Invesco Solar ETF seeks to track the performance of its underlying index, the Invesco Solar ETF’s return may not match or achieve a high degree of correlation with the return of its underlying index due to, among other things, transaction costs.

In addition, the performance of the Invesco Solar ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the Invesco Solar ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the Invesco Solar ETF and its underlying index. Finally, because the shares of the Invesco Solar ETF are traded on NYSE Arca and are subject to market supply and investor demand, the market value of one share of the Invesco Solar ETF may differ from the net asset value per share of the Invesco Solar ETF.

For all of the foregoing reasons, the performance of the Invesco Solar ETF may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in the Invesco Solar ETF or in its underlying index or in the basket underlier stocks or in its underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

The Invesco Solar ETF’s Underlying Index Underwent Significant Methodology Changes in May 2021; There Is Limited Historical Information of the Invesco Solar ETF Tracking Its Underlying Index After the Methodology Changes Became Effective

Effective May 24, 2021, the Invesco Solar ETF’s underlying index underwent significant methodology changes. As a result, any historical information about the performance of the Invesco Solar ETF’s for any period before May 24, 2021 will be during a period in which the Invesco Solar ETF’s tracked its underlying index prior to the methodology changes, and therefore should not be considered information relevant to how the Invesco Solar ETF will perform on or after May 24, 2021. See “The Basket and the Basket Underliers – Invesco Solar ETF” below for more information about the underlying index.

Additional Risks Related to the iShares® ESG Aware MSCI USA ETF

The Policies of the iShares® ESG Aware MSCI USA ETF’s Investment Advisor, BlackRock Fund Advisors, and the Sponsor of the MSCI USA Extended ESG Focus Index, MSCI, Could Affect the Amount Payable on Your Notes and Their Market Value

The iShares® ESG Aware MSCI USA ETF’s investment advisor, BlackRock Fund Advisors (“BFA”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of BFA concerning the calculation of the net asset value of the iShares® ESG Aware MSCI USA ETF, additions, deletions or substitutions of securities in the iShares® ESG Aware MSCI USA ETF and the manner in which changes affecting its underlying index are reflected in the iShares® ESG Aware MSCI USA ETF that could affect the market price of the shares of the iShares® ESG Aware MSCI USA ETF, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if BFA changes these policies, for example, by changing the manner in which it calculates the net asset value of the iShares® ESG Aware MSCI USA ETF, or if BFA discontinues or suspends calculation or publication of the net asset value of the iShares® ESG Aware MSCI USA ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing price of the iShares® ESG Aware MSCI USA ETF on the determination date — and thus the amount payable on the maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the iShares® ESG Aware MSCI USA ETF on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” on page PS-6 of this pricing supplement.

In addition, MSCI (the “underlying index sponsor”) owns its underlying index and is responsible for the design and maintenance of its underlying index. The policies of the underlying index sponsor concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the iShares® ESG Aware MSCI USA ETF and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the iShares® ESG Aware MSCI USA ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® ESG Aware MSCI USA ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the iShares® ESG Aware MSCI USA ETF’s shares are listed for trading on the Nasdaq (the “Nasdaq”) and a number of similar products have been traded on the Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® ESG Aware MSCI USA ETF or that there will be liquidity in the trading market.

In addition, the iShares® ESG Aware MSCI USA ETF is subject to management risk, which is the risk that BFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, BFA may select up to 10% of the iShares® ESG Aware MSCI USA ETF’s assets to be invested in shares of equity securities that are not included in its underlying index. The iShares® ESG Aware MSCI USA ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. BFA invests in securities included in, or representative of, its underlying index regardless of their investment merits. BFA does not attempt to take defensive positions in declining markets. In addition, BFA may engage in securities lending with respect to up to one-third of the value of the iShares® ESG Aware MSCI USA ETF's total assets, which could subject the iShares® ESG Aware MSCI USA ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the iShares® ESG Aware MSCI USA ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories.

Further, the iShares® ESG Aware MSCI USA ETF is subject to listing standards adopted by Nasdaq. There can be no assurance that the iShares® ESG Aware MSCI USA ETF will continue to meet the applicable listing requirements, or that the iShares® ESG Aware MSCI USA ETF will not be delisted.

The iShares® ESG Aware MSCI USA ETF and its Underlying Index are Different and the Performance of the iShares® ESG Aware MSCI USA ETF May Not Correlate with the Performance of its Underlying Index

The iShares® ESG Aware MSCI USA ETF uses a representative sampling strategy (more fully described under “The Basket and the Basket Underliers — iShares® ESG Aware MSCI USA ETF”) to attempt to track the performance of its underlying index. The iShares® ESG Aware MSCI USA ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the iShares® ESG Aware MSCI USA ETF is generally linked to the performance of its underlying index, the performance of the iShares® ESG Aware MSCI USA ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA.

Imperfect correlation between the iShares® ESG Aware MSCI USA ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the iShares® ESG Aware MSCI USA ETF’s performance from that of its underlying index.

In addition, the performance of the iShares® ESG Aware MSCI USA ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the iShares® ESG Aware MSCI USA ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the iShares® ESG Aware MSCI USA ETF and its underlying index. Finally, because the shares of the iShares® ESG Aware MSCI USA ETF are traded on the Nasdaq and are subject to market supply and investor demand, the market value of one share of the iShares® ESG Aware MSCI USA ETF may differ from the net asset value per share of the iShares® ESG Aware MSCI USA ETF.

For all of the foregoing reasons, the performance of the iShares® ESG Aware MSCI USA ETF may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in the iShares® ESG Aware MSCI USA ETF or in its underlying index or in the basket underlier stocks or in the underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the iShares® ESG Aware MSCI USA ETF’s underlying index.

There Is No Guarantee that the iShares® ESG Aware MSCI USA ETF’s Underlying Index Methodology Will Successfully Target Companies that Exhibit Positive or Favorable ESG Characteristics

The iShares® ESG Aware MSCI USA ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of its underlying index. The underlying index methodology is designed to maximize exposure to companies that have positive environmental, social and governance (“ESG”) ratings while exhibiting risk and return characteristics similar to those of the MSCI USA Index. The ESG ratings methodology was recently updated so that the weight on the governance pillar in the MSCI ESG key issue hierarchy will be floored at a minimum value of 33%. However, there is no guarantee that the composition of the iShares® ESG Aware MSCI USA ETF or its underlying index will satisfy any present or future investor expectations or requirements regarding the ESG characteristics of the companies included in its underlying index. We are not endorsing or validating the ESG methodology used by its underlying index. If the ESG characteristics of the companies included in the iShares® ESG Aware MSCI USA ETF or its underlying index is a factor in an investor’s decision to invest in notes, investors should consult with their legal or other advisers before making an investment in the notes.

The iShares® ESG Aware MSCI USA ETF and its Underlying Index May Not Be Successful And May Underperform Alternative Strategies

The iShares® ESG Aware MSCI USA ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of its underlying index. There can be no assurance that the iShares® ESG Aware MSCI USA ETF or its underlying index will achieve positive returns over any period. On a quarterly basis, the MSCI USA Extended ESG Focus Index is constructed using an optimization process. The optimization objective of the MSCI USA Extended ESG Focus Index is to select constituents from the eligible universe that maximize exposure to higher ESG scores, subject to certain constraints. Therefore, the determination as to which constituents of the MSCI USA Index will be included in its underlying index for each quarterly period will be made solely by MSCI. In general, if the constituents of its underlying index appreciate over a period, the level of its underlying index will increase, and if they depreciate over that period, the level of its underlying index will decrease, perhaps significantly. However, there is no guarantee that its underlying index, and, therefore, the iShares® ESG Aware MSCI USA ETF, will outperform the MSCI USA Index or equity markets generally, and the performance of its underlying index, and, therefore, the iShares® ESG Aware MSCI USA ETF, may be less favorable than alternative strategies that could have been implemented, including strategies adopting different, rules-based criteria or without determinations made by MSCI.

The Underlying Index Follows a Particular Methodology, Which May Differ Significantly From Alternative Approaches And Investor Expectations

The iShares® ESG Aware MSCI USA ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of its underlying index. The underlying index follows a specific methodology, with determinations made by MSCI as to which constituents of the MSCI USA Index will be selected as constituents of the underlying index for a given quarterly period.  The underlying index methodology was developed by MSCI and may differ substantially from alternative strategies with similar objectives.  Decisions to include or exclude constituents of the underlying index will be made solely by MSCI, and such decisions will affect the performance of the underlying index, and therefore the performance of the basket underlier, on an ongoing basis.  Additionally, MSCI will make decisions regarding the constituents of the underlying index at its own discretion, without regard to investor expectations. These decisions will affect the securities held by the iShares® ESG Aware MSCI USA ETF. For example, pursuant to the “MSCI ESG Business Involvement Screening Research” or “MSCI ESG Climate Change Metrics Data”, MSCI determines which companies to exclude from eligibility based on MSCI’s assessment of their levels of involvement in certain industries. Pursuant to the “MSCI ESG Ratings”, MSCI can exercise discretion in determining that a company does not have a sufficiently positive ESG rating to be considered for inclusion in its underlying index. Additionally, pursuant to the “MSCI ESG Controversies Scores”, MSCI can exercise discretion in determining that a company has experienced a controversy and in evaluating the severity of a controversy, which could lead to exclusion of that company from its underlying index. Neither we nor you will have any ability to impact decisions made by MSCI regarding the constituents of its underlying index, and its underlying index may include constituents, and the iShares® ESG Aware MSCI USA ETF may hold securities, that differ significantly from those of alternative strategies with similar objectives.  The underlying index, and therefore the iShares® ESG Aware MSCI USA ETF, may underperform such alternative strategies, perhaps significantly.

There Is No Guarantee that the Barra Open Optimizer Used in the iShares® ESG Aware MSCI USA ETF’s Underlying Index Will Be Successful

The iShares® ESG Aware MSCI USA ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses of its underlying index. The underlying index methodology uses an algorithm, the Barra Open Optimizer, to select constituents from MSCI USA Index by means of an optimization process that aims to maximize exposure to companies that have positive ESG ratings, subject to maintaining risk and return characteristics similar to the MSCI USA Index. There is no guarantee that the Barra Open Optimizer will accomplish all or any of these goals. An investment in the notes may underperform an ETF that tracks the MSCI USA Index and the investment strategy represented by the iShares® ESG Aware MSCI USA ETF’s underlying index may not be successful.

The iShares® ESG Aware MSCI USA ETF Changed Its Underlying Index in 2018 and Has Limited Historical Information Tracking Its Underlying Index

Prior to June 1, 2018, the iShares® ESG Aware MSCI USA ETF tracked the MSCI USA ESG Focus Index. On June 1, 2018, the iShares® ESG Aware MSCI USA ETF began tracking the MSCI USA Extended ESG Focus Index. Any historical information about the performance of the iShares® ESG Aware MSCI USA ETF for any period before June 1, 2018 is during a period in which the iShares® ESG Aware MSCI USA ETF tracked the MSCI USA ESG Focus Index, and therefore should not be considered information relevant to how the iShares® ESG Aware MSCI USA ETF will perform as it tracks the MSCI USA Extended ESG Focus Index. In addition, there can be no assurance that the iShares® ESG Aware MSCI USA ETF will not further change the underlying index it tracks in the future. See “The Basket and the Basket Underliers – iShares® ESG Aware MSCI USA ETF” below for more information on the underlying index the iShares® ESG Aware MSCI USA ETF tracks.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your notes, and any such guidance could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” on page PS-66 below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE BASKET AND THE BASKET UNDERLIERS

The Basket

The basket is comprised of three basket underliers with the following initial weights within the basket: the iShares® ESG Aware MSCI USA ETF (50% weighting), the iShares® Global Clean Energy ETF (25% weighting) and the Invesco Solar ETF (25% weighting).

iShares® ESG Aware MSCI USA ETF

The shares of the iShares® ESG Aware MSCI USA ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the total return version of the MSCI USA Extended ESG Focus Index (the “index”).  Prior to June 1, 2018, the ETF tracked the MSCI USA ESG Focus Index;

•	BlackRock Fund Advisors (“BFA”) currently serves as the investment advisor to the ETF;
•	The ETF’s shares trade on the Nasdaq under the ticker symbol “ESGU”;
•	The trust’s SEC CIK Number is 0001100663;
•	The ETF’s inception date was December 1, 2016; and
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

On August 17, 2020, the name of the ETF changed from iShares® ESG MSCI USA ETF to iShares® ESG Aware MSCI USA ETF.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at the annual rate of 0.15%. As of June 30, 2021, the aggregate expense ratio of the ETF was 0.15% per annum.

The investment advisory agreement of the ETF provides that BFA will pay all operating expenses of the ETF, except the management fees, interest expenses, taxes, expenses incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage expenses, distribution fees or expenses, litigation expenses and extraordinary expenses.

For additional information regarding the trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended February 28, 2021) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the iShares® website at ishares.com/us/products/286007/ishares-esg-aware-msci-usa-etf. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective and Strategy

The ETF seeks to track the investment results, before fees and expenses, of the index. The ETF’s investment objective may be changed without shareholder approval. The ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 90% of its assets in the component securities of the index and up to 10% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA, as well as in securities not included in the index, but which BFA believes will help the ETF track the index.

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs incurred by the ETF, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s performance difference will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

MSCI USA Extended ESG Focus Index

The MSCI USA Extended ESG Focus Index (sometimes referred to herein as the “index”):

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was launched in March 27, 2018 and has a base date of November 25, 2014 and an initial value of 1,000; and
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is sponsored, calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI USA Extended ESG Focus Index is based on the MSCI USA Index, its parent index, and is designed to maximize exposure to companies that have positive environmental, social and governance (“ESG”) ratings while exhibiting risk and return characteristics similar to those of the MSCI USA Index. The index methodology uses an algorithm, the Barra Open Optimizer, to select constituents from the MSCI USA Index by means of an optimization process that aims to maximize exposure to companies that have positive ESG ratings, subject to maintaining risk and return characteristics similar to the MSCI USA Index. The index is sector-diversified and targets companies with high ESG ratings in each sector. Companies that are identified as having certain levels of involvement in the following industries are not eligible for inclusion in the index: tobacco, controversial weapons, civilian firearms, and thermal coal and oil sands. The MSCI USA Index is a free-float adjusted market capitalization weighted index of large- and mid-cap U.S. companies. Additional information about the index is available on the following website: msci.com/index-methodology. Daily closing level information for the index is available on the following website: msci.com. We are not incorporating by reference the website listed above or any material it includes in this pricing supplement.

Constructing the MSCI USA Extended ESG Focus Index

The applicable universe for the MSCI USA Extended ESG Focus Index is the MSCI USA Index. For more information about the MSCI USA Index, see “Construction of the MSCI USA Index” below.

The MSCI USA Extended ESG Focus Index uses the following research frameworks provided by MSCI ESG Research to construct the index, each of which is described in more detail below:

•	MSCI ESG Business Involvement Screening Research;
•	MSCI ESG Climate Change Metrics Data;
•	MSCI ESG Ratings; and
•	MSCI ESG Controversies.

MSCI ESG Research is a subsidiary of MSCI and is an independent provider of ESG data, reports and ratings based on published methodologies and available to clients on a subscription basis.

Values and Climate Change Based Exclusion Criteria

Using a combination of inputs including industry classifications, business descriptions, and keyword searches in company annual reports and regulatory filings, MSCI ESG Research identifies issuers that could have potential involvement in the industries set forth below. Companies that meet any of the following business involvement criteria are excluded from the MSCI USA Extended ESG Focus Index:

Values-Based Exclusions

•	Tobacco. All companies classified as “producer”; and all companies classified as “distributor”, “retailer” and “supplier” that earn 15% or more in revenue from tobacco-related products.
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Controversial Weapons. All companies with any tie to “controversial weapons” (including cluster munitions, landmines, depleted uranium weapons, biological/chemical weapons, blinding lasers, non-detectable fragments and incendiary weapons).

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Civilian Firearms. All companies classified as “producer”; and all companies classified as a “retailer” that earn 5% or more in revenue, or more than $20 million in revenue, from civilian firearms-related products.

Climate-Based Exclusions

•	Thermal Coal.
o

All companies deriving 5% or more revenue (either reported or estimated) from the mining of thermal coal (including lignite, bituminous, anthracite and steam coal) and its sale to external parties. It excludes: revenue from metallurgical coal; coal mined for internal power generation (e.g. in the case of vertically integrated power producers); intra-company sales of mined thermal coal; and revenue from coal trading.

o	All companies deriving 5% or more revenue (either reported or estimated) from thermal coal based power generation.
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Oil Sands. All companies deriving greater than 5% of its revenue (either reported or estimated) from oil sands extraction. This factor does not include revenue from non-extraction activities (e.g. exploration, surveying, processing, refining); ownership of oil sands reserves with no associated extraction revenues; revenue from intra-company sales.

If this initial review process identifies the potential for involvement in such industries, an analyst will review the company’s regulatory filings, annual reports and website and third-party sources, including news, media and non-governmental organizations, to determine if the company is in fact involved in one of the covered activities.

Corporate Actions

MSCI ESG Research analysts review and incorporate corporate actions into business involvement screens following the event’s completion. Corporate events include: acquisitions, consolidations, mergers, name changes, public offerings and spinoffs.

Additions and Deletions

Companies are removed from the MSCI ESG Research Business Involvement Screens if MSCI ESG Research determines conclusively that the company is no longer involved with the relevant activity described above. Additionally, in the event that there is no conclusive evidence of either continued involvement or a discontinuation of involvement in a subject activity, MSCI ESG Research retains a company’s involvement flags for up to three years. After this period, if there is no evidence of continued involvement, MSCI ESG Research considers the company no longer involved.

Revenue

MSCI ESG Research provides company revenue percentages for companies with certain types of business activity in order to determine if the amount of revenue a company generates from that business activity exceeds the thresholds set forth above. Where the revenue for a covered business activity is not disclosed by a company and is not available through other publicly available sources, MSCI ESG Research provides an estimate of the extent of companies’ involvement in the subject activity using the following approach. First, MSCI ESG Research identifies the reported business segment of the business involvement activity. Then, the other activities in that segment are determined and considered in order to calculate the estimated revenue for the business involvement activity.  All available disclosures are considered in making this calculation. In the absence of information indicating otherwise, MSCI ESG Research assumes that product lines are of equal weight in terms of revenue contribution.

Sources

In making its determinations, MSCI ESG Research uses a variety of sources, including company websites, company annual reports and regulatory filings, media search services, business directories, non-governmental organization reports and websites, government agencies and disclosures, financial data providers, and direct communication with companies.

MSCI ESG Ratings

MSCI ESG Ratings are intended to measure how well companies manage their environmental, social and governance risks and opportunities. MSCI ESG Ratings provides an overall company ESG rating based on a seven-point scale from ‘AAA’ (best) to ‘CCC’ (worst). Existing constituents of the MSCI USA Extended ESG Focus Index are required to have an MSCI ESG Rating above B to remain in the index, while companies that are currently not constituents of the MSCI USA Extended ESG Focus Index are required to have an ESG rating above BB to be considered eligible for inclusion.

Summary Methodology for ESG Ratings

In order to determine a company’s MSCI ESG Rating, MSCI ESG Ratings completes the following steps, each of which is described in more detail below:

•	Step 1: Identify the material ESG risks and opportunities within the relevant GICS sub-industry, which are referred to as “key issues”;
•	Step 2: Determine the weight assigned to each key issue;
•	Step 3: For each key issue applicable to a company, determine the key issue scores;
•	Step 4: Calculate the company’s MSCI ESG Rating.

Determining material industry ESG risks and opportunities

The first step in determining a company’s MSCI ESG Rating is identifying the ESG risks and opportunities within a particular GICS sub-industry. The MSCI ESG Ratings model focuses on risks and opportunities that are determined to be material for a GICS sub-industry. A risk is material to a GICS sub-industry when it is likely that companies in a given GICS sub-industry will incur substantial costs in connection with it. An opportunity is material to a GICS sub-industry when it is likely that companies in a given GICS sub-industry could capitalize on it for profit. MSCI identifies material risks and opportunities for each GICS sub-industry through a quantitative model that looks at ranges and average values for each GICS sub-industry for externalized impacts such as carbon intensity, water intensity, and injury rates. Once identified, these key issues are assigned to each GICS sub-industry and company. The table below displays the MSCI ESG key issue hierarchy.

3 Pillars	10 Themes	37 ESG Key Issues
Environment	Climate Change	Carbon Emissions Product Carbon Footprint	Financing Environmental Impact Climate Change Vulnerability
	Natural Capital	Water Stress Biodiversity & Land Use	Raw Material Sourcing
	Pollution & Waste	Toxic Emissions & Waste Packaging Material & Waste	Electronic Waste
	Environmental Opportunities	Opportunities in Clean Tech Opportunities in Green Building	Opportunities in Renewable Energy
Social	Human Capital	Labor Management Health & Safety	Human Capital Development Supply Chain Labor Standards
	Product Liability	Product Safety & Quality Chemical Safety Financial Product Safety	Privacy & Data Security Responsible Investment Health & Demographic Risk
	Stakeholder Opposition	Controversial Sourcing Community Relations
	Social Opportunities	Access to Communications Access to Finance	Access to Health Care Opportunities in Nutrition & Health
Governance	Corporate Governance	Ownership & Control Board	Pay Accounting
	Corporate Behavior	Business Ethics Tax Transparency

Setting Key Issue Weights

Once the key issues have been selected for a GICS sub-industry, MSCI ESG Research sets the weights that determine each key issue’s contribution to the overall MSCI ESG Rating for a company. Each key issue typically comprises 5-30% of the total MSCI ESG Rating. The weightings take into account both the contribution of the GICS sub-industry, relative to all other GICS sub-industries, to the negative or positive impact on the environment or society, as well as the time frame within which it is expected that the risk or opportunity for companies in the GICS sub-industry will materialize, as illustrated conceptually below. Key issues defined as “high impact” and “short-term” (less than 2 years) are weighted three times higher than a key issue defined as “low impact” and “long-term” (5+ years).

Starting in November 2020, the Governance pillar weight has been determined assuming a “high contribution/long term” and “medium contribution/long term” assessment on Corporate Governance and Corporate Behavior respectively across all sub-industries. Additionally, the weight on the Governance pillar will be floored at a minimum value of 33%.

Key Issue Assessment

In order to determine a key issue score for a key issue that is a risk, the ESG Ratings model first measures companies’ risk exposure and risk management. The risk exposure and risk management scores are then combined into a single key issue score, such that a higher level of risk exposure requires a higher level of demonstrated risk management capability in order to achieve the same overall key issue score. The criteria utilized to measure risk exposure and risk management are outlined below.

With respect to risk exposure, MSCI ESG Ratings calculates each company’s exposure to key ESG risks related to a particular key issue based on a granular breakdown of its business: its core product or business segments, the locations of its operations and other relevant measures such as outsourced production or reliance on government contracts. Risk exposure is then scored on a 0-10 scale, where 0 represents no exposure and 10 represents very high exposure.

In order to measure risk management, the analysis then takes into account the extent to which a company has developed strategies and demonstrated a strong track record of performance in managing its specific level of risks related to a particular key issue. Risk management is scored on a 0-10 scale, where 0 represents no evidence of management and 10 represents indications of very strong management. Risk management scores for each key issue may also be reduced by controversies, which are described in more detail below, occurring within the last three years.

Key issue scores are also on a 0-10 scale, where 0 is very poor and 10 is very good. The following chart shows hypothetical combinations of risk management and risk exposure scores and the resulting key issue score, with the vertical axis representing a hypothetical risk management score and the horizontal axis representing a hypothetical risk exposure score. For example, the chart shows that a hypothetical risk exposure score of 7 and a hypothetical risk management score of 0 would combine for a hypothetical key issue score of 0, whereas a hypothetical risk exposure score of 2 and a hypothetical risk management score of 5 would combine for a hypothetical key issue score of 10.

In order to determine a key issue score for a key issue that is an opportunity, MSCI ESG Ratings evaluates a company’s opportunity exposure and opportunity management. Opportunity exposure indicates the relevance of the opportunity to a given company based on its current business and geographic segments. Opportunity management indicates the company’s capacity to take advantage of the opportunity. Similar to the evaluation of risk exposure and risk management, opportunity management and opportunity exposure are scored on a scale from 0-10. However, the model for combining opportunity exposure and management differs from the model for combining risk exposure and management. In particular, where opportunity exposure is limited, the key issue score is constrained toward the middle of the 0-10 range, while high opportunity exposure allows for both higher and lower scores. The following chart shows hypothetical combinations of opportunity management and exposure scores and the resulting key issue score, with the horizontal axis representing a hypothetical opportunity exposure score and the vertical axis representing a hypothetical key issue score based on the opportunity management scores shown in the chart.

MSCI ESG Ratings also reviews controversies, which may indicate structural problems with a company’s risk management capabilities. For more details on how controversies are identified and assessed see “— MSCI ESG Controversies Scores” below. If a controversy is identified, a company’s risk management score is reduced based on the severity of the controversy. In the ESG rating model, a controversies case that is deemed to indicate structural problems that could pose future material risks for the company triggers a larger deduction from the key issue score than a controversies case that is deemed to be an important indicator of recent performance but not a clear signal of future material risk. A controversy case is defined as an instance or ongoing situation in which company operations and/or products allegedly have a negative environmental, social and/or governance impact.

Each controversy case is assessed for the severity of its impact on society or the environment and consequently rated very severe (reserved for “worst of the worst” cases), severe, moderate or minor.

Nature of Impact
Scale of Impact	Egregious	Serious	Medium	Minimal
Extremely Widespread	Very Severe	Very Severe	Severe	Moderate
Extensive	Very Severe	Severe	Moderate	Moderate
Limited	Severe	Moderate	Minor	Minor
Low	Moderate	Moderate	Minor	Minor

Each company, regardless of its GICS sub-industry, also receives a corporate governance score that is factored into its MSCI ESG Rating. The corporate governance score is an absolute assessment of a company’s governance that utilizes a universally applied 0-10 scale. Each company starts with a score of 10 and scoring deductions are applied based on the assessment of key metrics, including key metrics related to the board percentile rank, pay percentile rank, ownership and control percentile rank and accounting percentile rank. The corporate governance score is derived from the raw score which is calculated as the sum of points associated with the key metrics.

Constructing the Rating

To arrive at a final MSCI ESG Rating, a weighted average key issue score is calculated for each company based on the underlying key issue scores and weights. Next, the weighted averages of the key issue scores are normalized by GICS sub-industry. The range of scores for each GICS sub-industry is established annually by taking a rolling three-year average of the top and bottom scores among the constituents of the MSCI ACWI Index, which is a free-float adjusted market capitalization weighted index of large- and mid-cap companies from 23 developed equity markets and 27 emerging equity markets. Prior to November 2020, these benchmark values were based on the rolling 3-year average of the 2.5th and 97.5th percentile scores of ESG Rating Industry peers among constituents of the MSCI ACWI Index.

Effective November 2020, the following criteria in setting the industry top and bottom benchmark values apply:

•	The top benchmark value (“industry maximum score”) falls between the 95th and 100th percentile of modeled weighted average key issue scores (WAKIS) within an ESG rating industry.
•	The bottom benchmark value (“industry minimum score”) falls between the 0 and 5th percentile of modeled WAKIS within an ESG rating industry.

Percentiles were calculated based on the full universe of companies with ESG Ratings (approximately 8,500 companies), which includes approximately 5,600 additional small cap and private companies that are not constituents of the MSCI ACWI Index.

Using these ranges, the weighted average key issue score is converted to a GICS sub-industry adjusted score from 0-10, where “0” is worst and “10” is best. The company’s industry adjusted score corresponds to a letter rating between best (AAA) and worst (CCC). These assessments of company performance are not absolute but are explicitly intended to be relative to the standards and performance of a company’s GICS sub-industry peers.

Letter Rating	Leader/Lagard	Final Industry-Adjusted Company Score
AAA	Leader	8.571*-10.0
AA	Leader	7.143-8.571
A	Average	5.714-7.143
BBB	Average	4.286-5.714
BB	Average	2.857-4.286
B	Laggard	1.429-2.857
CCC	Laggard	0.0-1.429

* Appearance of overlap in the score ranges is due to rounding error. The 0 to 10 scale is divided in 7 equal parts, each corresponding to a letter rating.

Data Sources

To assess companies’ exposure to and management of ESG risks and opportunities, MSCI employs analysts who access data from the following sources: publicly available company disclosure, academic, governmental and non-governmental organizations and media sources.

Annual Consultation

In November of each year, MSCI ESG Research reviews the key issues assigned to each GICS sub-industry as well as their weights. This process also identifies emerging issues and those that have become less significant.

MSCI ESG Controversies Scores

MSCI ESG controversies scores are intended to identify companies that are involved in a “controversy case”, which is an instance or ongoing situation in which a company’s operations, products and/or services allegedly have a negative environmental, social, and/or governance impact. Cases include alleged company violations of existing laws and/or regulations; or an alleged company action or event that violates accepted international norms, including, but not limited to, norms represented by global conventions such as the UN Global Compact. MSCI ESG controversies scores fall on a 0-10 scale, with “0” being the most severe controversy and “10” meaning no controversy. An existing constituent of the MSCI USA Extended ESG Focus Index must have an MSCI ESG controversies score greater than 0 to remain in the index and a company not currently included in the MSCI USA Extended ESG Focus Index must have an MSCI ESG controversies score greater than 2 to be eligible for inclusion in the index.

Categorization of controversies

Each controversy case is classified by an ESG pillar (environment, social or governance) and an ESG sub-pillar (environment, customers, human rights & community, labor rights & supply chain and governance) depending on the primary stakeholder affected. Within each sub-pillar there are multiple key performance indicators (KPIs) (a total of 28) allowing for more detailed classification of the case depending on the type of allegations or controversial event.

Assessment of controversies

MSCI defines each controversy as “very severe”, “severe”, “moderate” or “minor”, depending on MSCI’s assessments of the nature and scale of the controversy’s impact on society or the environment (see the nature and scale of impact table above under “—Key Issues Assessment”).

While the initial severity assessment is determined by a controversy case’s placement on the nature and scale of impact table above, certain circumstances may warrant a final assessment that is more or less severe. For example, if the company’s responsibility for the impact is indirect or difficult to determine or the controversy took place more than 5 years ago even if negative impacts are ongoing, the final assessment may be less severe. Conversely, if the potentially impacted stakeholder is especially vulnerable, if there is evidence that the company knowingly broke the law, if the company knowingly disregarded human or environmental wellbeing or if the activity is extremely controversial despite the nature or scale of impact, the final assessment may be more severe.

Additionally, whether a controversy is “structural” (i.e., reflecting an underlying problem at the company, such as poor culture or a lack of governance or oversight) or “non-structural” (i.e. coming about because of isolated bad actors or random misfortune) may also affect the final assessment.

Each controversy case is also categorized based on whether it is “ongoing” (i.e., the case is active, with the last known development occurring within the last two years), “concluded” (i.e., the case has been resolved, closed or withdrawn) or a “historical concern” (i.e., the case concluded more than three years ago but is still high profile and forms an important part of the company’s ESG history but does not affect scoring).

Determination of Controversy Case Score

Individual controversy cases are scored based on a combination of severity, type and status, as outlined in the chart below. For cases within a given severity, those that are ongoing score lower than those that are concluded, and those that are structural score lower than those that are non-structural. The sole exception to this rule is very severe cases, all of which score 0.

A “concluded” controversy retains its final severity assessment for one year from the date of conclusion, at which point it is reduced by one severity level. The following year the case will be reduced by one severity level again or be archived, depending on the severity level. All minor controversies are archived after one year, regardless of status, unless developments warrant a downgrade to a more severe assessment. Very severe controversies that have concluded will only be reduced if certain criteria are first met. These conditions include factors such as a company’s response to the controversy and the lack of new allegations or developments related to it. Upgrades, downgrades and reaffirmation of a very severe assessment all require committee approval, as described below.

Scores are assigned at the case, KPI, sub-pillar, pillar, and overall company levels.  Scores range from 0-10, where 0 represents the most severe controversies and 10 means no controversy.  At each level, the score is driven by the lowest-scoring component below it.  A company’s overall score is based on an assessment of its performance across the three pillars (environmental, social and governance).

Quality Review

Quality review for ESG controversies is governed by the ESG Controversies Methodology Committee (“CMC”) and the ESG Ratings Review Committee (“RRC”). The CMC has direct oversight of the content of the ESG controversies. The RRC has oversight over all of MSCI ESG Research.

Monitoring and Updates

Companies within the ESG controversies coverage universe are reviewed, updated and published on an ongoing basis. On a daily basis, the MSCI ESG Research analyst team checks global, regional and national news sources as well as government and non-governmental organization reports for significant new controversies or material developments in existing controversies for all companies in the coverage universe. Additionally, individual controversy cases for which a recent update has not been found via the daily updates process are periodically reviewed.

Throughout the year, updates are made to reflect any corporate actions and changes to index constituents.

Determining the Optimized Portfolio

On a quarterly basis, the MSCI USA Extended ESG Focus Index is constructed using the Barra Open Optimizer, an algorithm. Optimization is a quantitative process that considers the market capitalization weights from the MSCI USA Index and uses an optimization objective, optimization constraints and various inputs to determine the constituents and constituent weights of the MSCI USA Extended ESG Focus Index from the stocks included in the

MSCI USA Index that were not excluded based on the values-based or climate change-based exclusion criteria (the “eligible universe”).

The optimization objective of the MSCI USA Extended ESG Focus Index is to select constituents from the eligible universe that maximize exposure to higher ESG scores, subject to maintaining risk and return characteristics similar to the MSCI USA Index. ESG scores are normalized to allow the optimization process to assess each score in the context of the overall distribution of the ESG scores. Optimization is designed to maximize the MSCI USA Extended ESG Focus Index’s exposure to ESG scores for a given predicted tracking error. The optimization process is subject to the following optimization constraints: (a) predicted tracking error: 0.5%; (b) minimum constituent weight: 0.1%; (c) constituent active weight: +/-2%; (d) security weight as a multiple of its weight in the MSCI USA Index: 20; (e) active sector weights: +/-5%; (f) one way turnover during May and November index review: 10%; (g) one way turnover during February and August index review: 5%; (h) specific risk aversion: 0.075; and (i) common factor risk aversion: 0.0075. At each quarterly index review, the optimization constraints are used to ensure replicability and investability.

During the quarterly and semi-annual index reviews, if there is no optimal solution that satisfies all the optimization constraints, first the turnover constraint will be relaxed up to a maximum turnover of 30% in steps of 1% until an optimal solution is found. If a feasible solution is not found at turnover of 30%, the predicted tracking error is relaxed up to a maximum of 5 times of the original predicted tracking error in steps on 0.1%. If feasible solution is not found for maximum predicted error, the MSCI USA Extended ESG Focus Index will not be rebalanced for that index review.

Calculation Methodology for the MSCI USA Extended ESG Focus Index

The MSCI USA Extended ESG Focus Index is a non-market capitalization weighted index. On a quarterly basis, the MSCI USA Extended ESG Focus Index uses an optimization process to assign weights to index constitutions. After weights have been assigned, the weights of the index constituents will fluctuate based on changes in the price of a security but not based on changes in the free-float adjusted market capitalization of a security as a result of corporate actions or changes in the number of free-float shares; non-market capitalization weighted indexes are designed so that changes to the free-float adjusted market capitalization as a result of corporate actions or changes in the number of free-float shares that occur between quarterly or semi-annual index reviews are offset through the application of the variable weighting factor (VWF), as described below.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI uses the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Daily Total Return Methodology

The MSCI USA Extended ESG Focus Index is a daily total return index. A daily total return index measures the market performance, including price performance and income from regular cash distributions. This income is reinvested in the MSCI USA Extended ESG Focus Index and thus makes up part of the total index performance. MSCI’s daily total return methodology reinvests cash dividends in the MSCI USA Extended ESG Focus Index the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). Certain dividends, including special/extraordinary dividends and commemorative dividends, are reinvested in the MSCI USA Extended ESG Focus Index if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reinvested in the MSCI USA Extended ESG Focus Index through a price adjustment on the ex-date. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Maintaining the MSCI USA Extended ESG Focus Index

Quarterly index reviews

The MSCI USA Extended ESG Focus Index is rebalanced on a quarterly basis to coincide with the regular index reviews of the MSCI Global Investable Market Indexes (semi-annual index reviews in May and November and quarterly index reviews in February and August). The changes are implemented at the end of February, May, August and November. At every quarterly index review, deletions and additions are made to the MSCI USA Extended ESG Focus Index as described below.

Generally, MSCI uses MSCI Business Involvement Screening Research, MSCI ESG Ratings and MSCI ESG Controversies Scores as of the end of the month preceding the index reviews. For some securities, such data may not be available by the end of the month preceding the index review. For such securities, MSCI will use data published after the end of month, when available.

Ongoing Event-Related Maintenance

The general treatment of corporate events aims to minimize turnover outside of index reviews. The methodology aims to appropriately represent an investor’s participation in an event based on relevant deal terms and pre-event weighting of the index constituents that are involved. Further, changes in index market capitalization that occur as a result of corporate event implementation will be offset by a corresponding change in the variable weighting factor (VWF) of the constituent. The VWF is a factor in the index calculation equation that is used to offset any changes to market capitalization that occurs as a result of a corporate event implementation in non-market capitalization weighted indexes. The VWF is also applied to offset any changes in post event market capitalization that may result from foreign inclusion factor rounding. The VWF of an index constituent is equal to a number that neutralizes any changes in the level of the index that would otherwise result from a change in the free-float adjusted market capitalization of the index constituent as a result of corporate actions or changes in the number of free-float shares that occur between quarterly or semi-annual index reviews.

No new securities will be added (except where noted below) to the MSCI USA Extended ESG Focus Index between index reviews. Deletions from the MSCI USA Index will be reflected simultaneously.

Event Type	Event Details
New additions to the MSCI USA Index	A new security added to the MSCI USA Index (such as IPO and other early inclusions) will not be added to the MSCI USA Extended ESG Focus Index.
Spin-offs

All securities created as a result of the spin-off of an existing index constituent will be added to the MSCI USA Extended ESG Focus Index at the time of event implementation. Reevaluation for continued inclusion in the MSCI USA Extended ESG Focus Index will occur at the subsequent index review.

Merger/acquisition

For mergers and acquisitions, the acquirer’s post event weight will account for the proportionate amount of shares involved in deal consideration, while cash proceeds will be invested across the MSCI USA Extended ESG Focus Index.

If an existing index constituent is acquired by a non-index constituent, the existing constituent will be deleted from the MSCI USA Extended ESG Focus Index and the acquiring non-constituent will not be added to the MSCI USA Extended ESG Focus Index.

Changes in security characteristics

A security will continue to be an index constituent if there are changes in characteristics (country, sector, size segment, etc.). Reevaluation for continued inclusion in the MSCI USA Extended ESG Focus Index will occur at the subsequent index review.

MSCI USA Index

MSCI USA Index is a free-float adjusted market capitalization weighted index that is designed to measure the performance of the large- and mid-cap segments of the U.S. equity market. The MSCI USA Index is member of the MSCI Global Equity Indices and represents the U.S. equity portion of the global benchmark MSCI ACWI Index. The MSCI USA Index has a base date of December 31, 1969.

Construction of the MSCI USA Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for standard indices; and (v) classifying securities under the Global Industry Classification Standard. The MSCI USA Index is a standard index, meaning that only securities that would qualify for inclusion in a large-cap index or a mid-cap index will be included as described below.

Defining the Equity Universe

Identifying Eligible Equity Securities: The equity universe for the MSCI USA Index initially looks at securities classified as belonging to the United States, which is classified as “developed markets”. All listed equity securities, including real estate investment trusts are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.  Preferred shares that exhibit characteristics of equity securities are eligible.

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free-float adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

(a) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

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First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free-float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free-float adjusted market capitalization is represented by the aggregation of the free-float adjusted market capitalization of the securities of that company in the equity universe.

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Second, when the cumulative free-float adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free-float adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

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The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2021, the equity universe minimum size requirement was set at US$352,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(b) Equity Universe Minimum Free-Float Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free-float adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c) Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free-float adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1) Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2) Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3) Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free-float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free-float factor, resulting in the free-float adjusted market capitalization figure for the security.

(e) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI USA Index, outside of a quarterly or semi-annual index review.

(f) Minimum Foreign Room Requirement:  This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap)
•	Standard Index (Large Cap + Mid Cap)
•	Large Cap Index
•	Mid Cap Index
•	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Applying Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free-float adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free-float adjusted market capitalization, however, in order to increase stability the free-float adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The Global Industry Classification Standard classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI USA Index

The performance of the MSCI USA Index is a free-float weighted average of the U.S. dollar values of its component securities, subject to the daily total return methodology (as described below).

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Daily Total Return Methodology

The MSCI USA Index is a daily total return index. A daily total return index measures the market performance, including price performance and income from regular cash distributions. This income is reinvested in the MSCI USA Index and thus makes up part of the total index performance. MSCI’s daily total return methodology reinvests cash dividends in the MSCI USA Index the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). Certain dividends, including special/extraordinary dividends and commemorative dividends, are reinvested in the MSCI USA Index if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reinvested in the MSCI USA Index through a price adjustment on the ex-date. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the MSCI USA Index.

Maintenance of the MSCI USA Index

In order to maintain the representativeness of the MSCI USA Index, structural changes may be made by adding or deleting component securities. Currently, such changes may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

The MSCI USA Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining the MSCI USA Index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI USA Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free-float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free-float adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent index review. Changes in the number of shares smaller than 5% are implemented at a subsequent index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the MSCI USA Index continues to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from the MSCI USA Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. Small changes in the number of shares resulting from, for example, exercise of options or warrants and employee stock option plans, conversion of convertible bonds or other instruments (including periodic conversion of preferred stocks), conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodical conversion of a share class into another share class, exercise of over-allotment options, periodic share buybacks, the cancellation of shares, acquisition for shares of non-listed companies or assets, or other events that could not be implemented on or near the effective dates where no price adjustment factor is necessary, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining the MSCI USA Index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the MSCI USA Index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the MSCI USA Index is recalculated, which is based on the full market capitalization and the cumulative free-float adjusted market capitalization coverage of each security that is eligible to be included in the MSCI USA Index. The following MSCI USA Index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the MSCI USA Index at the time of the previous quarterly index review; the minimum size requirement for the MSCI USA Index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the MSCI USA Index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from the MSCI USA Index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

MSCI USA Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter the ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

●“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The notes are not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

iShares® Global Clean Energy ETF

The shares of the iShares® Global Clean Energy ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

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The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P Global Clean Energy Index (the “index”). Effective April 19, 2021, the index underwent significant methodology changes, including the expansion of the index’s target constituent count. See “— S&P Global Clean Energy Index” below for more information.

•	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the Nasdaq Stock Market LLC under the ticker symbol “ICLN”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was June 24, 2008.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (together, the “funds”) as follows: 0.48% per annum of the average daily net assets of the funds less than or equal to $10.0 billion, plus 0.43% per annum of the average daily net assets of the funds on amounts in excess of $10.0 billion, up to and including $20.0 billion, plus 0.38% per annum of the average daily net assets of the funds on amounts in excess of $20.0 billion, up to and including $30.0 billion, plus 0.342% per annum of the average daily net assets of the funds on amounts in excess of $30.0 billion.  As of June 30, 2021, the expense ratio of the ETF was 0.46% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended March 31, 2021) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at ishares.com/us/products/239738/ishares-global-clean-energy-etf. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The ETF seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without shareholder approval.

The following tables display the top holdings, weighting by country and weightings by industry sector of the ETF. (Sector designations are determined by the investment advisor using criteria it has selected or developed. ETF investment advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs with different investment advisors or indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the ETFs or indices.) We obtained the information in the tables below from the ETF website without independent verification.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Clean Energy Index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 90% of its assets in the component securities of the index and in investments that have economic characteristics that are substantially identical to the component securities of the index (i.e., depositary receipts representing securities of the index) and may invest up to 10% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

S&P Global Clean Energy Index

The S&P Global Clean Energy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on February 22, 2007 based on an initial value of 1,000 as of November 24, 2003; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P Global Clean Energy Index measures the performance of companies in global clean energy related businesses from both developed and emerging markets, with a target constituent count of 100, selected from the constituents of the S&P Global Broad Market Index (“S&P Global BMI”). The S&P Global Clean Energy Index is a non-market capitalization weighted index, meaning the constituents have a user-defined weight (i.e., the product of a constituent’s float-adjusted market capitalization and exposure score (described below), subject to certain constituent weight caps (described below)). The S&P Global BMI includes more than 11,000 stocks selected from 25 developed and 25 emerging markets. The S&P Global Clean Energy Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/esg/sp-global-clean-energy-index and spglobal.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

S&P recently made a number of changes to the index methodology for the S&P Global Clean Energy Index. First, S&P changed the liquidity screen for constituent selection to utilize a six-month median daily value traded instead of a three-month average daily value traded. Second, S&P changed the constituent weighting scheme by introducing liquidity weight multiple capping. Under this weighting scheme, constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight, constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight, and constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight, and the cumulative weight of all stocks with weights greater than 4.5% cannot exceed 40% of the total index weight. Third,

S&P expanded the target constituent count from 30 to 100 while including all eligible stocks with an exposure score of 1. Finally, S&P introduced quarterly reweightings to the rebalancing schedule.

Further, S&P intends to publish an additional consultation considering further changes following the completion of the April 2021 semi-annual rebalancing. These changes include potentially expanding the index universe to include emerging stocks listed on emerging market exchanges and expanding the clean energy business definition to include more eligible segments, such as, but not limited to: Marine Energy; Alternative Fuels for Vehicles; Energy Storage; Energy Efficiency; and Smart Grid.

Eligibility Criteria

For companies with multiple share classes and dual listed companies, each company is represented once by the designated listing.

In order to be included in the index, the company must have a total market capitalization of greater than or equal to $300 million, a float-adjusted market capitalization of $100 million, a 6-month median daily value traded of $3 million ($2 million for current constituents), and the stocks must be traded on a developed market exchange.

Index Construction

Stocks that satisfy the eligibility criteria for the S&P Global Clean Energy Index are reviewed for specific practices related to clean energy in their business description. S&P Global Clean Energy Index constituents are drawn from S&P Global BMI. For more information about the S&P Global BMI, see “S&P Global BMI (Broad Market Index)” below. The universe of companies that may be considered eligible for potential S&P Global Clean Energy Index inclusion is determined by S&P based on factors such as a company’s business description and its most recent reported revenue by segment. Companies are identified as being in the clean energy business for their involvement in the production of clean energy or provision of clean energy technology & equipment, including but not limited to:

•	biofuel & biomass energy production;
•	biofuel & biomass technology & equipment;
•	ethanol & fuel alcohol production;
•	fuel cells technology & equipment;
•	geothermal energy production;
•	hydro electricity production;
•	hydro-electric turbines & other equipment;
•	photo voltaic cells & equipment;
•	solar energy production;
•	wind energy production; and
•	wind turbines & other wind energy equipment.

After determining the eligible universe, the S&P Global Clean Energy Index components are selected as follows:

1.	S&P defines exposure scores for each company based on its primary business as follows:

Exposure Scores
0	0.5	0.75	1
Eliminated, no exposure	Moderate clean energy exposure	Significant clean energy exposure	Maximum clean energy exposure

2.

All stocks with an exposure score of 1 are selected, with a target constituent count of 100. If more than 100 stocks have an exposure score of 1, all of these stocks are selected. If fewer than 100 stocks have an exposure score of 1, the following selection steps are performed.

3.

Stocks are ranked by float-adjusted market capitalization, and the highest-ranking stock with an exposure score of 0.75 is selected and added to the S&P Global Clean Energy Index. This process continues iteratively until the target constituent count of 100 is reached.

4.	If after step 3 there are still not 100 constituents, the highest ranking stocks with an exposure score of 0.5 are selected until the target constituent count of 100 is reached.
5.

For all companies selected in the prior steps, those with an S&P Trucost Limited (Trucost) carbon-to-revenue footprint standard score greater than three are excluded from index inclusion. Companies without Trucost coverage are eligible for index inclusion but are excluded from the carbon-to-revenue footprint standard score calculation process. If there are 100 stocks selected in the previous step, those excluded stocks with a carbon-to-revenue footprint standard score greater than three are replaced with the next highest ranked stocks in order to reach the index’s target constituent count of 100. Replacement stocks must have a carbon-to-revenue footprint lower than those being replaced to qualify for index addition.

6.

If, after step 5, the index’s weighted average exposure score falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the index’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final index constituent count to be below 100.

The carbon-to-revenue footprint standard score is calculated by subtracting the mean carbon-to-revenue footprint of the selections as of the rebalancing reference date from each selection’s carbon-to-revenue footprint and then dividing the difference by the standard deviation. The top and bottom five percent are excluded from the mean and standard deviation calculations. The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, a part of S&P, and is defined as the company’s annual greenhouse gas (GHG) emissions (direct and first tier indirect), expressed as metric tons of carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars. Trucost’s annual research process searches for environmental performance information in annual reports, sustainability reports, websites, and other publicly disclosed sources. Third party datasets are also reviewed. Trucost then standardizes reported environmental performance data to best practice guidelines so that it can be compared across companies, regions, and business activities. To correct errors in company reporting, data control procedures are applied, including sector specialist data reviews, automated outlier identifications and year-on-year comparisons. Wherever a material metric is not disclosed, Trucost uses the modelled value to estimate the missing data fields. Trucost then conducts an annual engagement with each company, providing the opportunity to verify environmental performance and provide additional information.

Constituent Weightings

Constituents are weighted based on the product of each constituent’s float-adjusted market capitalization and exposure score by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weights and uncapped weights, divided by uncapped weight for each stock, subject to the following constraints:

•	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.
•	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.
•	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.
•	The cumulative weight of all constituents within the S&P Global Clean Energy Index which have a weight greater than 4.5% cannot exceed 40%.

Calculation of the S&P Global Clean Energy Index

The S&P Global Clean Energy Index is a non-market capitalization weighted index, meaning the constituents have a user-defined weight in the index (i.e., the product of a constituent’s float-adjusted market capitalization and exposure score, subject to constituent weight caps described above).

The ETF tracks the performance of the net total return version of the S&P Global Clean Energy Index. The net total return version of the S&P Global Clean Energy Index is used to account for tax withheld from dividends. The net total return calculation begins with the price return version of the S&P Global Clean Energy Index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P Global Clean Energy Index times the number of float shares of such stock times the exchange rate (when applicable) times the adjustment factor of such stock, and the denominator of which is the divisor.

WM/Refinitiv foreign exchange rates are taken daily at 4:00 PM London Time and used in the calculation of the S&P Global Clean Energy Index. These mid-market fixings are calculated by The WM Company based on Refinitiv data and appear on Refinitiv pages WMRA.

The adjustment factor of a stock is assigned at each index rebalancing date and adjusts the market capitalization of such stock to achieve the user-defined weight, while maintaining the total market value of the overall index. The adjustment factor of a stock at an index rebalancing date is equal to the product of (a) (i) an index specific constant set for the purpose of deriving the adjustment factor divided by (ii) the float-adjusted market capitalization of such stock on such index rebalancing date times (b) the user-defined weight of such stock on such index rebalancing date times (c) the exchange rate (when applicable).

The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P Global Clean Energy Index reflects the total market value of all index stocks relative to the index’s base date of November 24, 2003.

In addition, the S&P Global Clean Energy Index is float-adjusted, meaning that the share counts used in calculating the S&P Global Clean Energy Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in the S&P Global Clean Energy Index calculation. The exclusion is accomplished by calculating an investable weight factor (“IWF”) for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the net total return index is calculated. First, the net total daily dividend for each stock in the S&P Global Clean Energy Index is calculated by multiplying the per share dividend, adjusted to account for the tax taken out of the payment based on the applicable withholding rate from the perspective of a Luxembourg investor, by the number of shares included in the S&P Global Clean Energy Index. Then the net index dividend is calculated by aggregating the net total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the net daily total return of the S&P Global Clean Energy Index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the net index dividend and the denominator of which is the index level on the previous day. Finally, the net total return index for that day is calculated as the product of the value of the net total return index on the previous day times the sum of 1 plus the index daily net total return for that day.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Clean Energy Index.

Maintenance of the S&P Global Clean Energy Index

The S&P Global Clean Energy Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P Global Clean Energy Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

The S&P Global Clean Energy Index is rebalanced semi-annually effective on the third Friday of April and October, based on data from the third Friday of March and September, respectively. Rebalancing changes include additions, deletions, and weight changes, as well as a divisor adjustment. In addition, quarterly reweightings occur after the close on the third Friday of January and July.

An S&P index committee maintains the S&P Global Clean Energy Index. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P Global Clean Energy Index to the market, companies that are being considered as candidates for addition to the S&P Global Clean Energy Index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

In addition to the daily governance of the S&P Global Clean Energy Index and maintenance of the index methodology, at least once within any 12-month period, the index committee reviews the methodology to ensure the S&P Global Clean Energy Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P Global Clean Energy Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the S&P Global Clean Energy Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P Global Clean Energy Index post-event value to the pre-event level.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P Global Clean Energy Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P Global Clean Energy Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P Global Clean Energy Index does not reflect the corporate actions of individual companies in the S&P Global Clean Energy Index.

Spin-Offs

As a general policy both the parent and spin-off company generally remain in the S&P Global Clean Energy Index until the next index rebalancing. The spin-off company is added to the S&P Global Clean Energy Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. All indices undergo a full review with the next rebalancing. However, if (i) the next index rebalancing is more than three months away, and (ii) either the parent company or the spin-off company is clearly not eligible for the S&P Global Clean Energy Index, then, the spin-off company is reviewed on a case-by-case basis and the appropriate treatment will be announced to clients in advance.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

There are no intra-rebalancing additions with the exception of spinoffs.

Deletion

Deletions due to delisting, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.

Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	IWF changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an adjustment factor to keep the index market capitalization (stock weight) unchanged. There is no change to the index market capitalization and no divisor adjustment.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P Global Clean Energy Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P Global Clean Energy Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P Global Clean Energy Index is recalculated.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P Global Clean Energy Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P Global Clean Energy Index following specified guidelines. In the event that the S&P Global Clean Energy Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P Global Clean Energy Index are calculated by S&P based on the closing price of the individual constituents of the S&P Global Clean Energy Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

S&P Global BMI (Broad Market Index)

The S&P Global BMI (USD) is a rules-based index that measures global stock market performance. The S&P Global BMI covers all publicly listed equities with float-adjusted market values of at least $100 million that satisfy certain liquidity and other requirements described below. The S&P Global BMI includes stocks selected from 25 developed and 25 emerging markets. The following countries are assigned to developed markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Singapore, South Korea, Spain, Sweden, Switzerland, United Kingdom and United States. The following countries are assigned to emerging markets: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and UAE. For purposes of inclusion in the S&P Global BMI, domicile is principally based on incorporation or registration, location of operational headquarters and primary stock exchange listings, with consideration given to certain other factors deemed relevant by the index committee. To the extent a company is incorporated in certain jurisdictions for tax purposes, the index committee considers factors other than incorporation when determining domicile. The S&P Global BMI originally launched on December 31, 1992. The S&P Global BMI is reconstituted annually every September, with rebalancing, scheduled IPO updates and certain scheduled deletions (described below) made each March, June, September and December.

The S&P Global BMI is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-global-bmi and spdji.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

Annual Index Reconstitution and Other Reconstitution Events

All common shares or other securities that have the characteristics of common equities issued by companies domiciled in countries classified as developed or emerging markets are eligible for inclusion in the S&P Global BMI at the annual reconstitution, subject to the following requirements: (i) the company’s share class must have a float-adjusted market capitalization of at least $100 million; (ii) the security must satisfy liquidity requirements based on (a) a minimum 12-month ratio of median daily value traded to market capitalization (“12-month median value traded ratio” or “MVTR”, calculated as described below) of 20% for developed markets and 10% for emerging markets and (b) a minimum six-month median daily value traded (“6-month median daily value traded” or “6-month MDVT”) of $250,000 for developed markets and $100,000 for emerging markets; and (iii) must be an eligible type of security in accordance with index policies. The following types of securities are not eligible for inclusion in the S&P Global BMI: fixed-dividend shares, investment trusts, unit trusts, limited liability companies, business development companies, special purpose acquisition companies, ETFs, ETNs, closed-end funds, mutual fund shares, convertible bonds, equity warrants, limited partnerships, master limited partnerships, preferred stock and convertible preferred stock.

Each September, when the S&P Global BMI undergoes its annual reconstitution, existing S&P Global BMI share class constituents must have a float-adjusted market capitalization of at least $75 million to remain in the S&P Global BMI. Existing constituents must also maintain (i) a 12-month median value traded ratio (MVTR) of at least 14% and (ii) a 6-month median daily value traded (6-month MDVT) of at least $175,000 to remain in the S&P Global BMI.

For purposes of the determinations described above, “12-month median value traded ratio” or “MVTR” for a security is calculated by summing, over the 12 months preceding the relevant reference date, each month’s quotient of (i) the product of (a) the security’s median daily value traded for such month multiplied by (b) the number of days that the security traded during that month, divided by (ii) relevant company’s end-of-month float-adjusted market capitalization, all calculated in U.S. dollars. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

With the exception of certain initial public offerings and spin-offs, each as described below, additions to the index are made only at the annual index reconstitution. All publicly listed multiple share class lines are eligible for index inclusion, subject to meeting the eligibility criteria.

Quarterly IPO Review

Each March, June, September and December, the index committee will review companies that have undergone initial public offerings and have been publicly trading for three months prior to the reference date described below to determine their eligibility for inclusion in the S&P Global BMI. The market capitalization, liquidity and eligible-security criteria for quarterly inclusion of an initial public offering are the same as those used at the annual reconstitution. In addition, the company’s securities must have been publicly trading for at least three months as of the reference date (the reference date is five weeks prior to the effective rebalancing date). Rebalancings goes into effect upon the market opening on the Monday morning following the third Friday of March, June, September or December.

Fast Track Inclusion of Large IPOs

Certain large initial public offerings with a float-adjusted market capitalization of at least $2 billion (calculated at the close of its first day of trading, and excluding over-allotment options) may be eligible for “fast track” inclusion in the S&P Global BMI, provided other index eligibility rules (other than the liquidity requirements) are satisfied. In addition, only newly public initial public offerings and direct placement listings will be considered eligible for fast track entry. Formerly bankrupt companies switching from an over-the-counter exchange or certain “non-covered” exchanges (based on index criteria) will not be eligible for fast track inclusion. An initial public offering may be added to the S&P Global BMI within five business day of announcement by the index sponsor that it is eligible for fast track addition or, at the discretion of the index committee during a rebalancing “freeze period” (as described below), at the scheduled quarterly effective rebalancing date.

Off-Schedule Deletions

In the event that a constituent is removed from the S&P Global BMI, there does not need to be a corresponding addition, as the S&P Global BMI does not have a fixed number of constituents. If a company’s float-adjusted market capitalization falls below $25 million, it will be removed from the S&P Global BMI. All such deletions are effective at the market opening on the Monday following the third Friday in March, June, September and December. If a company’s shares are no longer available or are no longer trading, the company is deleted from the S&P Global BMI as soon as reasonably possible provided that five days’ notice is given. In the event the information of delisting or bankruptcy becomes public after the fact, a stock may be removed from the S&P Global BMI with a one-day notice period.

License Agreement between S&P and GS Finance Corp.

The S&P Global Clean Energy Index and the S&P Global BMI are products of S&P Dow Jones Indices LLC, and have been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in notes generally or in the notes particularly or the ability of the S&P Global Clean Energy Index or the S&P Global BMI to track general market performance. S&P Dow Jones Indices’ only relationship to Goldman with respect to the S&P Global Clean Energy Index and the S&P Global BMI is the licensing of the S&P Global Clean Energy Index and the S&P Global BMI and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P Global Clean Energy Index and the S&P Global BMI are determined, composed and calculated by S&P Dow Jones Indices without regard to Goldman or the notes. S&P Dow Jones Indices have no obligation to take the needs of Goldman or the owners of the notes into consideration in determining, composing or calculating the S&P Global Clean Energy Index or the S&P Global BMI. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Global Clean Energy Index or the S&P Global BMI will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P GLOBAL CLEAN ENERGY INDEX OR THE S&P GLOBAL BMI OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GLOBAL CLEAN ENERGY INDEX OR THE S&P GLOBAL BMI OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GOLDMAN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Invesco Solar ETF

The shares of the Invesco Solar ETF (the “ETF”) are issued by the Invesco Exchange-Traded Fund Trust II (the “trust”), a registered investment company.

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The ETF seeks to track the investment results, before fees and expenses, of the net total return version of the MAC Global Solar Energy Index (the “index”). Effective May 24, 2021, the index underwent significant methodology changes. See “— MAC Global Solar Energy Index” below for more information;

•	Invesco Capital Management LLC currently serves as the investment advisor to the ETF (the “investment advisor”);
•	The ETF’s shares trade on the NYSE Arca under the ticker symbol “TAN”;
•	The trust’s SEC CIK Number is 0001378872;
•	The ETF’s inception date was April 15, 2008; and
•	The ETF’s shares are issued or redeemed only in creation units of 80,000 shares or multiples thereof.

We obtained the following fee information from the investment advisor website without independent verification. The ETF pays the investment advisor for its services an annual fee equal to 0.50% of the ETF’s average daily net assets (the “advisory fee”).  The ETF is responsible for all of its own expenses, including, but not limited to, the advisory fee, costs of transfer agency, custody, fund administration, legal, audit and other services, interest, taxes, indirect fees and expenses that the ETF incurs from investing in the shares of other investment companies (“acquired fund fees and expenses”), if any, brokerage commissions and other expenses connected with executions of portfolio transactions, sub-licensing fees related to the index, any distribution fees or expenses, litigation expenses, fees payable to the trust’s board members and officers who are not “interested persons” of the trust or the investment advisor, expenses incurred in connection with the board members’ services, including travel expenses and legal fees of counsel for those members of the board who are not “interested persons” of the trust or the investment advisor and extraordinary expenses.

The trust and the investment advisor have entered into an amended and restated excess expense agreement (the “expense agreement”) on behalf of the ETF pursuant to which the investment advisor has agreed to waive fees and/or pay ETF expenses to the extent necessary to prevent the operating expenses of the ETF (excluding interest expenses, licensing fees, offering costs, brokerage commissions and other trading expenses, taxes, acquired fund fees and expenses, if applicable, and extraordinary expenses) from exceeding 0.65% of its average daily net assets per year (the “expense cap”), at least until August 31, 2022.

The offering costs excluded from the expense cap for the ETF are: (a) initial legal fees pertaining to the ETF’s shares offered for sale; (b) initial Securities Exchange Commission (“SEC”) and state registration fees; and (c) initial fees paid to be listed on an exchange.

The expense agreement provides that the fees waived and/or expenses borne by the investment advisor are subject to recapture by the investment advisor for up to three years from the date the fees were waived or the expenses were incurred, but no recapture payment will be made by the ETF if it would result in the ETF exceeding (i) the expense cap or (ii) the expense cap in effect at the time the fees and/or expenses subject to recapture were waived and/or borne by the investment advisor.

The ETF may invest in money market funds that are managed by affiliates of the investment advisor. The indirect management fee that the ETF will incur through such investments is in addition to the investment advisor’s advisory fee. Therefore, the investment advisor has agreed to waive the advisory fee that it receives in an amount equal to the indirect management fees that the ETF incurs through its investments in affiliated money market funds through at least August 31, 2022. There is no guarantee that the investment advisor will extend the waiver of these fees past that date.

In addition to the advisory fee, the ETF pays its other expenses at an annual rate of 0.19% of the ETF’s average daily net assets. As of June 30, 2021, the expense ratio of the ETF was 0.69% per annum.

For additional information regarding the trust or the investment advisor, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended August 31, 2020) and other information the trust files with the Securities Exchange Commission.  In addition, information regarding the ETF (including the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the investment advisor website at invesco.com/us/financial-products/etfs/product-detail?audienceType=Investor&ticker=TAN.  We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The ETF uses an “indexing” investment approach to seek to track investment results, before fees and expenses, of the index. MAC Indexing, LLC compiles and maintains the index and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) calculates the index. For more information on the index, see “The Index” below.

The ETF generally will invest at least 90% of its total assets in the securities (including American depositary receipts (“ADRs”)) that comprise the index (the “index constituents”). The ETF employs a “full replication” methodology in seeking to track the index, meaning that it generally will invest in all of the securities comprising the index in proportion to their weightings in the index.  However, under various circumstances, it may not be possible or practicable to purchase all of the index constituents in the same weightings at which they are reflected in the index.  In those circumstances, the ETF may purchase a sample of index constituents. A “sampling” methodology means that the investment advisor uses quantitative analysis to select securities from the index universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities.  When employing a sampling methodology, the investment advisor bases the quantity of holdings in the ETF on a number of factors, including asset size of the ETF, and generally expects the ETF to hold less than the total number of securities in the index.  However, the investment advisor reserves the right to invest the ETF in as many securities as it believes necessary to achieve the ETF’s investment objective.

There also may be instances in which the investment advisor may choose to (i) overweight a security in the ETF in excess of its weight in the index, (ii) purchase securities not contained in the index that the investment advisor believes are appropriate to substitute for certain securities in the index or (iii) utilize various combinations of other available investment techniques in seeking to track the index. The ETF may sell securities included in the index in anticipation of their removal from the index, or purchase securities not included in the index in anticipation of their addition to the index.

The ETF, after investing at least 90% of its total assets in index constituents, may invest its remaining assets in securities (including other funds) not included in the index and in money market instruments, including repurchase agreements or other funds, including affiliated funds, that invest exclusively in money market instruments (subject to applicable limitations under the Investment Company Act of 1940, or exemptions therefrom), convertible securities, structured notes (notes on which the amount of principal repayment and interest payments is based on the movement of one or more specified factors, such as the movement of a particular security or securities index) and in futures contracts, options and options on futures contracts.  The ETF may use options, futures contracts, convertible securities and structured notes to seek performance that corresponds to the index and to manage cash flows.

The ETF has adopted a policy to invest, under normal circumstances, at least 80% of the value of its net assets (plus the amount of any borrowing for investment purposes) in the particular types of securities, and/or in securities of companies in the particular industries or economic sectors, that are suggested by the ETF’s name (the “80% investment policy”). The ETF will meet its 80% investment policy by investing at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in such securities.

The ETF’s investment objective and the 80% investment policy are non-fundamental policies that the board of trustees of the trust may change without shareholder approval, upon 60 days’ prior written notice to shareholders.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Correlation

The investment advisor seeks correlation over time of 0.95 or better between the ETF’s performance and the performance of the index (a figure of 1.00 would represent perfect correlation).  Another means of evaluating the relationship between the returns of the ETF and the index is to assess the “tracking error” between the two. Tracking error refers to the variation between the ETF’s annual return and the return of the index, expressed in terms of standard deviation. The ETF seeks to have a tracking error of less than 5%, measured on a monthly basis over a one-year period by taking the standard deviation of the difference in the ETF’s return versus the index’s returns. Since the ETF uses an indexing approach to try to achieve its investment objective, the ETF will not take temporary defensive positions during periods of adverse market, economic or other conditions.

Although the investment advisor seeks to track the performance of the index as closely as possible (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match or achieve a high degree of correlation with the return of the index for a number of reasons.  For example, the ETF incurs operating expenses not applicable to the index and incurs costs in buying and selling securities, especially when rebalancing the ETF’s securities holdings to reflect changes in the composition of the index. Furthermore, if the ETF used a sampling approach, it may result in returns that are not as well-correlated with the return of the index as would be the case if the ETF purchased all of the components of the index in the proportions represented in the index.  In addition, the performance of the ETF and the index may vary due to asset valuation differences and differences between the ETF’s portfolio and the index resulting from legal restrictions, costs or liquidity constraints.

The ETF is the successor to the Guggenheim Solar ETF (the “predecessor fund”) as a result of the reorganization of the predecessor fund into the ETF, which was consummated after the close of business on May 18, 2018.

Industry Concentration Policy

In following its methodology, the index from time to time may be concentrated to a significant degree in securities of issuers located in a single industry or sector.  To the extent that the index concentrates in the securities of issuers in a particular industry or sector, the ETF will also concentrate its investments to approximately the same extent.

Creation Units

The ETF issues and redeems shares at net asset value only with authorized participants and only in large blocks of 80,000 shares (each, a “creation unit”), or multiples thereof, generally in exchange for a basket of securities.  Except when aggregated in creation units, the shares are not redeemable securities of the ETF.

MAC Global Solar Energy Index

The MAC Global Solar Energy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 31, 2008 based on an initial value of 1,000; and
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is administered and calculated by S&P DJI Netherlands B.V. (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”). Any changes to or deviations from the index methodology shall be made in the sole judgment and discretion of S&P. The index owner is MAC Indexing, LLC (“MAC”).

The MAC Global Solar Energy Index is designed to track the global solar energy equity sector. The universe of companies that may be considered eligible for potential index inclusion is determined by S&P based on factors such as a company’s business description and its most recent reported revenue by segment as described below. S&P uses search terms to identify those companies that place a degree of importance on solar business activities. The index applies exclusions based on a company’s involvement in specific business activities and includes minimum requirements for the S&P global governance and economic scores as described below. The MAC Global Solar Energy Index is a net total return index and is calculated using a modified free-float adjusted market capitalization weighted methodology. As of August 31, 2021, the MAC Global Solar Energy Index had 46 constituents. Additional information is available on the following website: macsolarindex.com/index-details/ and spglobal.com/spdji/en/custom-indices/mac-indexing-llc/mac-global-solar-energy-index-net-total-return/#overview. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Effective May 24, 2021, the index methodology was updated and the changes include: (1) the minimum free-float adjusted market capitalization for initial inclusion in the index increased from $150 million to $250 million, (2) the minimum average daily trading value for initial inclusion in the index was changed from a 1-month minimum average daily trading value of $750,000 to a 3-month minimum average daily trading value of $750,000, (3) a minimum free-float adjusted market capitalization of $125 million for continued inclusion in the index was introduced, (4) a 3-month minimum average daily trading value of $375,000 for continued inclusion in the index was introduced, and (5) a governance screen was introduced.

Constructing the Eligibility Universe

Once each year, using an information reference date as of April 30th, the eligible universe is reconstituted using the following eligibility criteria, each as described in more detail below: (1) Solar Business Activities, (2) Country and Primary Exchange, (3) Security Types, (4) Liquidity Screens, (5) Business Activity Exclusions and (6) Governance Screen. For each subsequent quarterly index rebalance, stocks from the eligible universe will be eligible for inclusion in the index. Only IPOs may be added to the eligible universe at subsequent quarterly rebalances as described below.

(1) Solar Business Activities

Only companies with revenue, or another relevant metric as described under “Index Construction” below, from “solar business activities” of at least one-third of the company’s total revenue are selected for the eligible universe. Companies with “solar business activities” are identified by means of an automated scan of company descriptions and segment data as reported on S&P Capital IQ for relevant search terms. Companies that do not include any relevant search terms in their company description or segment data are excluded from the eligible universe, even if they may be identified as engaging in solar business activities through other sources. Examples of “solar business activities” include, but are not limited to:

•	Solar power equipment producers including ancillary or enabling products such as tracking systems, inverters, batteries, or other solar energy storage systems;
•	Suppliers of raw materials, components, or services to solar producers or developers;
•	Companies that produce solar equipment fabrication systems;
•	Companies involved in solar power system installation, development, integration, maintenance, or finance;
•	Companies that produce hydrogen using solar energy;
•	Companies that provide solar-powered charging systems for electric vehicles or other electrical devices;
•	Companies selling systems that use solar thermal energy to produce heat or electricity; and
•	Companies that sell electricity derived from solar power.

(2) Country and Primary Exchange

Stocks must be listed on a primary exchange in one of the countries in the following table. There is no limitation on the country where a company's headquarters or legal domicile may be located, which may differ from where a company's stock is listed.

Country	Primary Exchange
Australia	Australian Stock Exchange
Austria	Wiener Bourse
Belgium	Euronext Brussels
Canada	Toronto Stock Exchange, TSX Venture Exchange
Denmark	NASDAQ Copenhagen
Finland	NASDAQ Helsinki
France	Euronext Paris
Germany	Xetra Stock Exchange
Hong Kong	Hong Kong Stock Exchange
Ireland	Irish stock exchange
Israel	Tel Aviv Stock Exchange
Italy	Borsa Italiana
Japan	Fukuoka Stock Exchange, Nagoya Stock Exchange, Tokyo Stock Exchange, Sapporo Stock Exchange
Luxembourg	Luxembourg Stock Exchange
Netherlands	Euronext Amsterdam
New Zealand	New Zealand Stock Exchange
Norway	Oslo Bors
Portugal	Euronext Lisbon
Singapore	Singapore Stock Exchange
South Korea	KOSDAQ Stock Exchange, Korean Stock Exchange
Spain	Mercado Continuo Espanol
Sweden	NASDAQ Stockholm
Switzerland	SWX Europe, Swiss Stock Exchange (SWX)

Taiwan	Taipei Exchange, Taiwan Stock Exchange
United Kingdom	London Stock Exchange, London Stock Exchange (IOB)
United States	NASDAQ, NYSE American, NYSE Arca, NYSE

(3) Security Types

Only common stocks, ADRs, GDRs and REITs are included in the eligible universe.

Each company is listed once by the designated listing. The designated listing is chosen as the share class listed on an eligible exchange with both the highest free-float adjusted market capitalization and 1-year median daily trading value.

(4) Liquidity Screens

The minimum threshold for inclusion in the eligible universe as of the April 30th information reference date is a free-float adjusted market capitalization of at least $75 million and a 3-month average daily trading value of at least $250,000.

(5) Business Activity Exclusions

A stock shall be excluded from the eligible universe at its annual reconstitution if the company is engaged in the business of the extraction of coal, petroleum, or natural gas, or if the company is engaged in the business of generating electricity for sale to third parties using coal, petroleum, or nuclear fuel, according to S&P Trucost Limited (Trucost) business activity data, as of the information reference date of April 30th. If any Trucost data coverage is not available, then the stock shall be included in the annual eligible universe if it otherwise satisfies the eligible criteria. Any IPOs or other stocks that may otherwise qualify to be added to the eligible universe at the quarterly index rebalance shall be included in the eligible universe if the stock does not have the necessary Trucost data coverage, but shall be excluded from the eligible universe and the index if the stock has Trucost data coverage and the Trucost data flags an excluded business activity.

Environmental – Business Activity Exclusions
Exclusion Type	Trucost Revenue Sectors	Revenue Threshold
power generation	coal power generation	> $0
petroleum power generation
nuclear power generation
fossil fuel extraction	crude petroleum and natural gas extraction	> $0
bituminous coal underground mining
bituminous coal and lignite surface mining

(6) Governance Screen

At the annual reconstitution of the eligible universe, stocks with an S&P Global Governance & Economic Score of zero as of the April 30th information reference date shall be excluded from the eligible universe and therefore cannot qualify for inclusion in the index. If a stock does not have a S&P Global Governance & Economic Score, it shall be included in the eligible universe and therefore qualifies for inclusion in the index, provided the stock otherwise meets the eligibility criteria. Any IPOs or other stocks that may qualify to be added to the eligible universe at the quarterly index rebalance shall be included in the eligible universe if the stock does not have an S&P Global Governance and Economic Score, but shall be excluded from the eligible universe if the stock has a current S&P Global Governance & Economic Score of zero.

Calculating the Solar Exposure Scores

Companies that derive approximately two-thirds to 100% of their revenue, or other relevant metric as described below, from solar business activities are assigned a solar exposure score of 1.0. Companies that derive between approximately one-third and two-thirds of their revenue, or other relevant metric as described below, from solar business activities are assigned a solar exposure score of 0.5. Companies that derive less than approximately one-third of their revenue, or other relevant metric as described below, from solar business activities are excluded from consideration for inclusion in the index. Solar exposure scores are assigned at the annual index reconstitution. Solar exposure scores are typically based on information provided in a company's most recent annual report as of the information reference date of April 30th, although other company information sources may be used if necessary.

Segment revenue is the primary metric used to determine a company's solar business activity exposure, but if a company does not report a solar revenue breakdown, then other metrics may be used for determining solar exposure, with an order of preference of EBITDA, net income, earnings, cash available for distribution, cash flow, balance sheet assets, portfolio holdings, or solar electricity capacity or production in energy terms.

A company shall be excluded from the eligible universe at the annual reconstitution if that company does not provide sufficient publicly-available information for a determination to be made of whether the company derives more than approximately one-third of its revenue, or other relevant metric stated above, from solar business activities.

IPOs

An algorithm is used to search company description and segment data as reported by S&P Capital IQ to identify eligible IPOs. IPOs that are not in the group identified by the search algorithm will not be included in the index, even if that company may be identified as engaging in solar business activities through other sources. As of the market close on the first business day of the relevant rebalance month (i.e., March, June, September and December) (the “observation date”), a company that recently completed an IPO, a direct public offering, or a reverse merger of a private company into a publicly-traded company is considered for addition into the eligible universe if it meets the following criteria:

•	The stock has at least two months of trading history prior to the observation date. This trading history requirement does not apply to companies that were spun off from an existing index constituent.
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The stock satisfies all the eligibility criteria, with an exception for stocks with less than three months of trading history. If a stock considered for addition into the eligible universe under this section has traded for less than three months, then the minimum average daily trading value shall be for the number of days that the stock has actually traded, rather than the normal 3-month period specified in the Liquidity Screens section. For a reverse merger, the trading value day count shall begin on the day that the merger takes effect.

Index Construction

The index shall seek to have 20 or more constituent stocks. If there is a risk of the number of stocks falling below 20, the eligibility criteria for the inclusion of a constituent in the index shall be relaxed as specified in the Liquidity Screens section.

Liquidity Screens

The minimum threshold for initial inclusion of a stock in the index is $250 million of free-float adjusted market capitalization and a 3-month average daily trading value of $750,000 as of the quarterly data reference date, which is the market close on the first business day of March, June, September and December. The minimum threshold for the continued inclusion of a constituent in the index at the quarterly index rebalance is $125 million of free-float adjusted market capitalization and a 3-month average daily trading value of $375,000 as of the quarterly data reference date, which is the first business day of March, June, September and December. If this leads to the index stock count dropping under 20 stocks, the minimum thresholds for initial and continued inclusion shall be relaxed such that the 20-stock minimum can be met by progressively adding otherwise eligible stocks from the annual eligible universe list in the order of the stocks with the highest free-float adjusted market capitalization first. If there are no eligible stocks to choose from, the stocks identified to be dropped will be retained in the index to meet the 20-stock minimum rule.

Stock Weights

At each quarterly index rebalance, the index is rebalanced according to the following weighting methodology:

The new rebalance weights are determined as of the reweighting reference date, which is the market close on the first business day of the rebalance month (i.e., March, June, September and December) before the index rebalance's effective date of the third Friday in March, June, September and December.

The stocks in the index are first assigned a raw weight based on a standard free-float adjusted market capitalization weighting scheme, with any stock having a solar exposure score of 0.5 first having its free-float adjusted market capitalization multiplied by 0.5 to reduce its raw weight by half.

If the aggregate weighting of securities in the index with individual weightings of more than 4.5% is more than 45% of the total index (the “diversification rule”), the weight of each individual stock is capped at 10%, with any excess weight distributed pro-rata to the other stocks in the index. If the diversification rule is still breached, the weight of the securities with individual weightings of more than 4.5% is proportionately reduced, until the diversification rule is no longer breached. If it is not possible to produce a result that satisfies the diversification rule, then the weighting outcome that is available with the lowest total weight of stocks above 4.5% will be used, and the diversification rule will be relaxed so that the total weight of stocks over 4.5% can exceed 45% for that quarterly index rebalance.

The index shall also seek to meet a rule (the “70% minimum liquidity rule”) that constituent stocks that in the aggregate account for at least 70% of the weight of the index each shall have a minimum global monthly trading volume of 250,000 shares, or minimum global notional volume traded per month of $25,000,000, averaged over the last six months. If this rule is not met, then individual stocks that do not meet this rule shall be progressively dropped from the index beginning with the stocks that have the smallest trading volume, until the rule is met, subject to the constraint that the number of the stocks in the index shall not drop below 20.

The index shall also seek to meet a rule (the "80% investment policy") whereby at least 80% of the combined weight of the index constituents shall be represented by companies that derive at least 50% of their revenue from solar business activities. In order to comply with this policy, if necessary, stocks with less than 50% solar revenue will not be initially included in the index, and if still necessary, stocks with less than 50% solar revenue will be progressively dropped from the index in the order of the smallest free-float adjusted market capitalization stocks first, until the policy requirement is met, subject to the constraint that the number of stocks in the index shall not drop below 20.

The stock weights will always be determined to satisfy the constraints specified in the following order: minimum number of stocks in the index, the diversification rule, the 70% minimum liquidity rule, and the 80% investment policy.

Index Calculation

The index is calculated in U.S. dollars on a net total return basis using a divisor methodology. The index is a non-market capitalization weighted index, meaning that the constituents have a user-defined weight in the index.

The ETF tracks the performance of the net total return version of the index. The net total return version of the index is used to account for tax withheld from dividends. The net total return calculation begins with the price return version of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of float shares of such stock times the exchange rate (when applicable) times the adjustment factor of such stock, and the denominator of which is the divisor.

WM/Reuters foreign exchange rates are taken daily at 4:00 PM London time and used in the calculation of the index. These mid-market fixings are calculated by the WM Company based on Reuters' data and appear on Reuters pages WMRA.

The adjustment factor of a stock is assigned at each rebalancing date and adjusts the market capitalization of such stock to achieve the user-defined weight, while maintaining the total market value of the overall index. The adjustment factor is the number that is needed to transform the unadjusted weight of the index constituent in the pro forma index into the targeted weight.

The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below.

In addition, the index is free-float adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the free-float adjusted share count to be used in the index calculation. The exclusion is accomplished by calculating an investable weight factor (“IWF”) for each stock that is part of the numerator of the free-float adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the net total return index is calculated. First, the net total daily dividend for each stock in the index is calculated by multiplying the per share dividend, adjusted to account for the tax taken out of the payment based on the applicable withholding rate from the perspective of a Luxembourg investor, by the number of shares included in the index. Then the net index dividend is calculated by aggregating the net total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the net daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the net index dividend and the denominator of which is the index level on the previous day. Finally, the net total return index for that day is calculated as the product of the value of the net total return index on the previous day times the sum of 1 plus the index daily net total return for that day.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Index Maintenance

Rebalancing

The index is rebalanced on a quarterly basis as of the close of the third Friday in March, June, September and December. The index committee (defined below) at each quarterly rebalance will (1) determine any new additions or deletions of index constituents, and (2) implement a rebalancing of the constituent weights.

To determine new index constituents and deletions and to rebalance index constituent weights, the index committee at each quarterly index rebalance will add to the annual eligible universe any solar-company IPOs, direct listings, or reverse mergers that took place since the last review and that otherwise meet the eligibility criteria. Also, any new stock for inclusion in the index shall first be reassessed with the latest available information to determine the percentage of its solar business activities, and if that percentage is below one-third of total revenue or other relevant metric, it shall not be included in the index and shall be dropped from the eligible universe. At the June quarterly review, the index committee will implement the new annual eligible universe that was compiled with information that was current as of the reference date of April 30th.

After any revisions are made to the eligible universe, then stocks are added to or deleted from the index using the eligible universe and the eligibility requirements for the minimum free-float adjusted market cap and average daily trading value, subject to the other methodology constraints defined herein.

Proforma data will be generated starting as of the close of the second Friday of the relevant rebalance month (the “reference date”), based on data as of the market close on the first business day of the relevant rebalance month (i.e., March, June, September and December)

Stocks are assigned index shares and rebalance weights using the closing prices as of the reference date. The index is rebalanced after the close of the third Friday of the rebalance month effective at next day market open, or if such Friday is not an index business day, the immediately following index business day (the “rebalancing date”). Because index shares are assigned based on prices a number of days prior to the rebalancing date, the actual weight of each stock at the rebalancing date differs from its final stock weight due to market movements.

Additions and Deletions

Except for spin-offs, companies can only be added to the index during the rebalancing. Between rebalancing dates, deletions can occur due to acquisitions, mergers and spin-offs, or due to bankruptcies or suspensions. As the index does not have a fixed number of constituents, additions to and deletions from the index may not be equal in number.

Corporate Actions

Between two rebalancing dates the maintenance of index constituents is based on the following principle: all share and price adjustments that do not alter the membership of stocks in the universe or their risk characteristics do not lead to changes in the index value or composition. The section below details the maintenance rules for the most common corporate actions.

Corporate Action	Adjustment Made to Index	Divisor Adjustment?
Stock Split, Forward/Reverse	Market capital neutral treatment, share change offset by price adjustment	No
IWF Change	IWF changes do not affect index market capitalization as the AWF will adjust to negate any IWF changes	No
Share Issuance	Share changes do not affect index market capitalization as the AWF will adjust to negate any share changes	No
Rights Offering

If the rights are in the money, the spot price of the underlying security will be adjusted after market close of the day prior to the ex-date and the index shares of the underlying security will adjust to offset the price adjustment thus making the event a market cap neutral event.

No
Special Dividend	Price adjustment will be applied after market close on ex-date minus 1	Yes
Delisting	The delisted security will be deleted from the index (at either the last traded price of a zero price).	Yes
Spin-off (Add Spin-Off)

S&P DJI practice is to follow a zero price spin off treatment. No Price Adjustment applied to the parent, the spinoff company is added to the index at price of zero and at the terms of the spin-off so it is market capitalization neutral on the ex-date (no divisor change). The spun-offs are added to the index. In the event that S&P DJI applies the event as a non-ZPSO event, the spun-off company is added to the index with respect to spinoff ratio. The spot price of the underlying security is adjusted after market close of the day prior to the ex-date by the closing spot price of the spun-off company multiplied by the spin-off ratio, thus making it a market cap neutral event. The divisor will not be adjusted.

No

M&A (constituent acquired for cash)	The acquired company is deleted from the index.	Yes
M&A (constituent acquired by another constituent for stock and or cash and stock)	The acquired company is deleted from the index. The shares outstanding and IWF of the acquirer will be adjusted with respect to the stock terms of the acquisition.	Yes

A distribution by an existing index constituent to its shareholders of a publicly-traded spin-off will automatically be included in the index initially, but will be dropped from the index at the next quarterly review if the spun-off company does not meet the eligibility criteria. The average daily trading value for testing whether a spin-off should remain in the index shall be for the number of days the spin-off has actually been trading, which is likely to be less than the normal 3-month period specified in the liquidity screens section. The parent company that conducted the spin-off will also be reevaluated at the next quarterly index rebalance and will be dropped from the index if it no longer meets the eligibility criteria, including the required minimum of one-third of its revenue derived from solar business activities. The solar exposure scores for the parent and the spun-off company will also be reevaluated at the quarterly rebalance.

In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the index committee’s discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

Index Governance

S&P’s SP MAC Custom Index Committee (“index committee”) maintains the MAC Global Solar Energy Index. The index committee meets at regular intervals. At each meeting, the index committee reviews matters that may affect the index, including the methodology, constituents and any significant market events. In addition, the index committee may revise index policy and procedures.

Historical Closing Levels of the Basket Underliers

The respective closing level of the basket underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the level of any of the basket underliers during the period shown below is not an indication that the basket underliers are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the basket or the basket underliers as an indication of the future performances of the basket underliers, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, basket underliers or the basket underlier stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket or the basket underliers. Before investing in the offered notes, you should consult publicly available information to determine the level of the basket underliers between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the basket underliers. The actual performance of the basket and the basket underliers over the life of the offered notes, as well as the cash settlement amount at maturity, may bear little relation to the historical levels shown below.

The graph below shows the daily historical closing levels of the iShares® ESG Aware MSCI USA ETF from December 1, 2016 (the date the iShares® ESG Aware MSCI USA ETF was launched) through September 27, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® ESG Aware MSCI USA ETF

Closing Level
0
20
40
60
80
100
Dec-2016
Dec-2017
Dec-2018
Dec-2019
Dec-2020

The iShares® ESG Aware MSCI USA ETF currently tracks the MSCI USA Extended ESG Focus Index. Prior to June 1, 2018, the iShares® ESG Aware MSCI USA ETF tracked the MSCI USA ESG Focus Index. In the graph, closing levels to the left of the vertical solid line marker reflect the historical closing levels of the iShares® ESG Aware MSCI USA ETF while it tracked the MSCI USA ESG Focus Index. Closing levels to the right of the vertical solid line marker reflect the historical closing levels of the iShares® ESG Aware MSCI USA ETF tracking its current underlying index, the MSCI USA Extended ESG Focus Index.

The graph below shows the daily historical closing levels of the iShares® Global Clean Energy ETF from January 1, 2016 through September 27, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Global Clean Energy ETF

The graph below shows the daily historical closing levels of the Invesco Solar ETF from January 1, 2016 through September 27, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Invesco Solar ETF

Closing Level
140
120
100
80
60
40
20
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

The Invesco Solar ETF is the successor to the Guggenheim Solar ETF (the “predecessor fund”) as a result of the reorganization of the predecessor fund into the Invesco Solar ETF, which was consummated after the close of business on May 18, 2018. In the graph, historical closing levels after the reorganization of the predecessor fund into the Invesco Solar ETF on May 18, 2018 can be found to the right of the red vertical solid line marker. Closing levels to the left of the red vertical solid line marker reflect the basket underlier closing levels before the reorganization of the predecessor fund into the Invesco Solar ETF as of the close of business on May 18, 2018. Effective May 24, 2021, the underlying index underwent significant methodology changes. As a result, any historical information about the performance of the Invesco Solar ETF for any period before May 24, 2021 will be during a period in which the Invesco Solar ETF tracked its underlying index before the methodology changes were effective, and therefore should not be considered information relevant to how the Invesco Solar ETF will perform on or after May 24, 2021. See “The Basket and the Basket Underliers – Invesco Solar ETF” above for more information about its underlying index. In the graph, closing levels to the left of the black vertical solid line marker reflect the historical closing levels of the Invesco Solar ETF before its underlying index methodology changes were effective on May 24, 2021. Closing levels to the right of the black vertical solid line marker reflect the historical closing levels of the Invesco Solar ETF after its underlying index methodology changes were effective on May 24, 2021.

Historical Basket Levels

The following graph is based on the basket closing level for the period from December 1, 2016 through September 27, 2021 assuming that the basket closing level was 100 on December 1, 2016. We derived the basket closing levels based on the method to calculate the basket closing level as described in this pricing supplement and on actual closing levels of the relevant basket underliers on the relevant date. The basket closing level has been normalized such that its hypothetical level on December 1, 2016 was 100. As noted in this pricing supplement, the initial basket level will be set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket underliers. The closing levels of the basket begin at December 1, 2016 because one of the basket underliers, iShares® ESG Aware MSCI USA ETF, has available historical data only from December 1, 2016.

Historical Performance of the Basket

Supplemental discussion of U.S. federal income tax consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a note as a hedge or that is hedged against interest rate risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the basket underliers. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or maturity and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments.  There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts a Non-United States holder receives upon the sale, exchange or maturity of the notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket funds during the term of the notes. We could also require a non-United States holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the non-United States holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $         .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement.  GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of        % of the face amount. GS&Co. will pay a fee of       % from the concession to Axio Financial LLC in connection with its marketing efforts related to the offered notes. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer affiliated with GS Finance Corp.

We expect to deliver the notes against payment therefor in New York, New York on September 30, 2021.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Basket-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC